EXHIBIT 10.28

                             GROUND LEASE AGREEMENT

                                 BY AND BETWEEN

                        HERZBERG FAMILY PARTNERS, LTD.,
                           OAK TRAIL INVESTMENT CORP.
                        DICKSON FAMILY INVESTMENTS, LTD.

                                      AND

                         CLUCKCORP INTERNATIONAL, INC.
                      D/B/A HARVEST ROTISSERIE RESTAURANT


                                 AUGUST 1, 1996
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                             GROUND LEASE AGREEMENT

                               TABLE OF CONTENTS
                                                                            Page
1. CERTAIN DEFINITIONS .....................................................   1

2. DEMISE ..................................................................   3

3. TERM ....................................................................   3

4. RENT ....................................................................   3

         (a) Base Rent .....................................................   3
         (b) Late Charge ...................................................   4
         (c) Additional Rent ...............................................   4
         (d) Co-Ownership Agreement Costs ..................................   4
         (e) All Sums Rent .................................................   4
         (f) Security Deposit ..............................................   4

5. SURVEY AND TITLE COMMITMENT .............................................   5

6. CONSTRUCTION ............................................................   5

         (a) Delivery of the Premises ......................................   5
         (b)  Permitted Exceptions .........................................   6
         (c) Construction of Building and Signs ............................   6

7. ALTERATIONS .............................................................   9

         (a)  Prohibited Alterations .......................................   9
         (b)  Guidelines for Alterations ...................................   9
         (c)  Plans and Specifications .....................................   9

8. MECHANICS' AND MATERIALMEN'S LIENS ......................................   9

9. USE, MAINTENANCE AND OCCUPANCY OF PREMISES .............................   10

         (a)  Permitted Use ...............................................   10
         (b)  Prohibited Uses .............................................   10
         (c)  Maintenance .................................................   10
         (d)  Abandonment .................................................   11

10. UTILITIES .............................................................   11

11. TAXES AND ASSESSMENTS .................................................   11

         (a)  Real Estate Taxes ...........................................   11
         (b)  Indemnification .............................................   12
         (c)  Notice and Payment ..........................................   12
         (d)  Contest .....................................................   12

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12. INSURANCE .............................................................   13

         (a)  Lessee's Insurance ..........................................   13
         (b)  Builders Risk Insurance .....................................   15
         (c)  Waiver of Subrogation .......................................   15

13. HAZARDOUS SUBSTANCES ..................................................   15

         (a)  Hazardous Substance .........................................   15
         (b)  Hazardous Substances on Premises Prohibited .................   16
         (c)  Compliance with Toxic Waste Laws ............................   16
         (d)  Clean Up and Mitigation .....................................   17
         (e)  Indemnity ...................................................   15
         (f)  Lessor's Right of Entry .....................................   18
         (g)  Grease Traps ................................................   19

14. INDEMNITY .............................................................   19

         (a)  Lessee's Duty to Indemnify ..................................   19
         (b)  Lessor's Duty to Indemnify ..................................   20
         (c)  Defense of Claims ...........................................   20
         (d)  Limitations .................................................   21

15. LESSEE'S RESTAURANT EQUIPMENT .........................................   21

16. COMPLIANCE WITH LAWS ..................................................   21

17. ASSIGNMENT-SUBLEASING BY LESSEE .......................................   21

18. ASSIGNMENT BY LESSOR ..................................................   22

19. HOLDOVER ..............................................................   22

20. ESTOPPEL CERTIFICATE ..................................................   22

         (a)  Lessee Estoppel Certificate .................................   22

21. DESTRUCTION ...........................................................   22

         (a) Lessee's obligations .........................................   22
         (b) Time for Repairs .............................................   23
         (c) Late Term Casualty ...........................................   23

22.1 CONDEMNATION .........................................................   23

         (a) Definitions ..................................................   23
         (b) Partial Taking ...............................................   24
         (c) Significant Taking ...........................................   25
         (d) Total Taking .................................................   25
         (e) Notice of Taking .............................................   26

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23. WARRANTY OF TITLE .....................................................   26

24. NOTICES ...............................................................   27

25. QUIET ENJOYMENT .......................................................   27

26. COMMISSIONS ...........................................................   27

27. REMEDIES ..............................................................   28

         (a) Events of Default ............................................   28
         (b) Lessor's Remedies ............................................   29
         (c) Events of Default By Lessor and Lessee's Remedies ............   31
         (d) Attorney's Fees ..............................................   31
         (e) Waiver .......................................................   31
         (f) Lessor Right to Cure Certain Potential Defaults ..............   31

28. RIGHT OF FIRST REFUSAL ................................................   32

         (a) Grant of Right of First Refusal ..............................   32
         (b) Exercise of Right of First Refusal ...........................   32
         (c) Limitation on Applicability ..................................   33

29. MEMORANDUM OF LEASE ...................................................   33

30. ENTIRETY-EXECUTION-SUCCESSION .........................................   33

31. LIMITATION OF LESSOR'S LIABILITY ......................................   33

32. EXECUTION DEADLINE ....................................................   33

33. SUBORDINATION .........................................................   34

EXHIBIT A - Description of Land and Plat

EXHIBIT B - Memorandum of Lease

EXHIBIT C - Addendum

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                             GROUND LEASE AGREEMENT


     THIS IS A GROUND LEASE, entered into to be effective August, 1, 1996 ("Effective Date"), between HERZBERG FAMILY PARTNERS, LTD., OAK TRAIL INVESTMENT CORP., AND DICKSON FAMILY INVESTMENTS, LTD. (herein called "Lessor," whether one or more), and CLUCKCORP INTERNATIONAL, INC. d/b/a HARVEST ROTISSERIE RESTAURANT (herein called "Lessee"):

1. CERTAIN DEFINITIONS.

     (a)  "Affiliate"  of Lessee means (i) any  Business  Entity  Controlled  by
Lessee; or (ii) any Business Entity which is the successor by merger or otherwise to all or substantially all of Lessee's assets and liabilities including, but not limited to, any merger or acquisition pursuant to any public offering or reorganization to obtain financing and/or growth capital.

     (b) "Approved Conceptual Plans" means the preliminary site plan, landscaping plan, building floor plan and other plans for the Premises which are approved by Lessor, which approval shall not be unreasonably withheld. Lessee shall submit such plans to Lessor within forty-five (45) days following the Effective Date. In the event that Lessor has not approved in writing such conceptual plans within seventy-five (75) days after the Effective Date, then Lessor or Lessee may thereafter terminate this Lease by written notice to Lessee, or Lessor as the case may be provided, however, if the conceptual plans are subsequently approved by Lessor, the right of Lessor to terminate the Lease as provided herein shall forever terminate and be void and the conceptual plans shall conclusively be deemed to have been approved by Lessor as required herein. If Lessor or Lessee terminates the Lease pursuant to this Paragraph, neither party shall be deemed to have any or liability to the other in respect to this Lease or the Site.

     (c) "Bankruptcy Code" means Title 11 of the United States Code or any successor thereto hereinafter enacted.

     (d) "Building" means a "Harvest Rotisserie" restaurant, containing approximately 2,500 square feet of floor area, with exterior lighting and landscaping associated therewith, to be constructed by Lessee on the Site in accordance with Paragraph 6(c), and any alterations thereto, as may be permitted by this Lease.

     (e) "Business Days" means any weekday on which national banks may be lawfully open for business.

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     (f) "Business  Entity" means any  individual,  joint venture,  partnership, corporation, trust or other entity or association.

     (g) "Co-Ownership Agreement" shall mean that certain CoOwnership Agreement executed July 15, 1996 and recorded in Volume ___, Page _ of the Official Public Records of Real Property of Bexar County, Texas. "Co-Ownership Property" shall mean all of the real property described in and subject to the Co-Ownership Agreement.

     (h) "Commencement Date" means the Rental Commencement Date as defined in Paragraph 4(a).

     (i) "Control" means with respect to a Business Entity that is a corporation, the right to exercise, directly or indirectly, more than 50k of the voting rights attributable to the shares of the controlled corporation, and, with respect to a Business Entity that is not a corporation, the right to consent to or approve significant decisions relating to the management or policies of the controlled Business Entity. The definition of Control shall include, and be adapted as the context requires to include, the term "Controlling" and "Controlled".

     (j) "Discount Rate" shall mean, on the date in question, the rate per annum of treasury notes having a maturity equivalent to the date of expiration of the then current Lease term.

     (k) "Effective Date" shall mean August 1, 1996.

     (1) "Fiscal Year" shall mean October 1 through September 30 of each calendar year during the term of this Lease and any extension hereof.

     (m) "Lease Year" means a period of one calendar year; provided, however, if the Commencement Date is not January 1, the first Lease Year shall be a partial lease year that commences at 12:00 a.m. on the Commencement Date and shall end at midnight on December 31 of the year in which the Commencement Date occurs.

     (n) "Permitted Exceptions" means the Co-Ownership Agreement described in Paragraph 1(g), and such other matters as affect title to the Site as reflected on the Title Commitment and Survey to be obtained by Lessee in accordance with Paragraph 5.

     (o) "Personal Property" means all furniture, fixtures, and equipment, including without limitation, cooking, refrigeration, and dishwashing machinery, bar equipment, cash registers, computers, and other property owned by Lessee now or hereafter located on the Premises necessary for and used by Lessee in the operation of the business prescribed in Paragraph 9. Lessee's Property shall exclude any and all Leasehold improvements, HVAC equipment, duct work and fixtures, plumbing and plumbing fixtures, and electrical wiring and electrical fixtures.

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     (p) "Prime  Rate" means the rate of interest  being  charged on the date in question by The Frost National Bank (or its legal successor) as its "prime rate" to its commercial customers.

     (q) "Site", which term is also referred to herein as "Premises", means that certain tract or parcel of real property containing approximately 37,180 square feet lying and being situated in Bexar County, Texas, which land is described in Exhibit A attached hereto and made a part hereof for all purposes.

2. DEMISE.

     Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the following described land situated on Loop 1604 west of U.S. Highway 281 N in the City of San Antonio, County of Bexar and the State of Texas, to wit:

     An approximately 37,180 square foot tract of land as outlined in red on the plat attached hereto as Exhibit A together with all rights, privileges and appurtenances thereto, hereinafter collectively called "Premises."

3. TERM.

     The Commencement Date of the primary term of this Lease ("Primary Term") shall be the Rental Commencement Date (as hereinafter defined) and shall end at the expiration of one hundred and twenty (120) months after said Commencement Date.

     Provided that Lessee is not in default in its obligations under this Lease either at the time the extension option is exercised or on the commencement date of the respective extension period and Lessee is then open and operating a restaurant on the Premises, Lessee shall have the right to extend this Lease for three additional periods ("Extension Periods") of five (5) years each, on the same covenants and conditions as herein provided, except Base Rent which shall increase as provided below, which options Lessee may exercise by giving Lessor written notice at least one hundred eighty (180) days prior to the expiration of the primary term or the then-current extension period, as the case may be. If Lessee does not have or does not exercise any then-current option to extend, this Lease shall terminate at the expiration of the Term then in effect.

4. RENT.

     (a) Base Rent. Lessee shall pay as base rent during the first five years of the Primary Term hereof annual rent of $54,000.00 per year, payable in monthly installments of Four Thousand Five Hundred Dollars ($4,500.00) each, payable in advance on or before the first day of the month by check payable to Lessor. Rent for any period less than a calendar month shall be prorated. Base rent during the remainder of the Primary Term and Extension Periods shall increase according to the following rent schedule:

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         Primary Term, Years 6 through 10:   $60,000.00       ($5,000.00/mo.)
         First Extension Period:             $69,000.00       ($5,750.00/mo.)
         Second Extension Period:            $79,344.00       ($6,612.00/mo.)
         Third Extension Period:             $91,200.00       ($7,600.00/mo.)

Rent shall  commence on the date  ("Rental  Commencement  Date") which is ninety
(90) days following the Effective Date.

     (b) Late Charge. In the event that Lessee shall fail to pay any portion of any installment of Monthly Rent on the date which is ten (10) days after the day on which such installment is due, there shall be added to such unpaid amount a late charge of five percent (5%) of the amount owed, in order to compensate Lessor for the extra administrative expenses incurred. In addition, from and after the date which is thirty (30) days after the due date the total amount then due shall bear interest at the rate (the "Default Rate") which is lesser of
(a) the Prime Rate plus seven percent (7%) , or (b) the highest lawful rate, until paid.

     (c) Additional Rent. All taxes, insurance premiums, and all sums, liabilities, obligations, and other amounts which Lessee is required to pay or discharge pursuant to this Lease, in addition to Base Rent, together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder ("Additional Rent"). So long as Lessee is not then in default hereunder, Lessee may pay Additional Rent directly to the person entitled thereto.

     (d) Co-Ownership Agreement Costs. Lessee shall he responsible for payment of the share of costs attributable to the Premises of owning, operating and maintaining the adjoining roadway ("Roadway") and a pylon sign and other expenses pursuant to the Co-Ownership Agreement.

     (e) All Sums Rent. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) (or any comparable successor provision) of the Bankruptcy Code and for all other purposes.

     (f) Security Deposit.

          (1) On the Effective Date, Lessee agrees to deposit with Lessor, as a "Security Deposit", the sum of Four Thousand Five Hundred and No/100 Dollars ($4,500.00). Said Security Deposit shall be held by Lessor without liability for interest as security for the faithful performance by Lessee of all the terms of this Lease by Lessee to be observed and performed, and may be applied by Lessor in only satisfaction of any or all of Lessee's obligations hereunder in the event of a default by Lessee. Notwithstanding the foregoing, provided that Lessee is not in default as of the one hundred nineteenth (119th) month of the Primary Term of this Lease, the Security Deposit shall he applied toward the Base Rent due for the one hundred twentieth (120th) month of the Primary Term, and thereafter, no Security Deposit will be due or owing by Lessee.

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          (2) Lessor  shall  deliver the  Security  Deposit to the  purchaser of
     Lessor's interest in the Premises, in the event that such interest be sold, and thereupon Lessor shall be discharged from any further liability with respect to the Security Deposit, and this provision shall also apply to any subsequent transferees.

5. SURVEY AND TITLE COMMITMENT.

     Within thirty (30) days following the Effective Date Lessor shall deliver to Lessee (i) a survey ("Survey") of the site by a registered engineer or licensed surveyor, and (ii) a title commitment ("Title Commitment") relating to the Premises. Lessee shall have a period of ten (10) days commencing on the date of its receipt of the Survey and Title Commitment, whichever is the later, to examine the title and survey ("Title Inspection"). If Lessee objects to any such matters Lessee shall deliver written notice to Lessor of all objections it may have based on its Title Inspection within such ten (10) day period. Lessor shall have ten (10) days after receipt of such notice to cure any or all of Lessee's objections, based on its Title Inspection ("Cure Period"), provided that Lessor is not obligated to cure any such objections. If Lessor does not cure said objections within the Cure Period, then Lessee may terminate this Lease by written notice to Lessor within five (5) days following the expiration of Lessor's Cure Period. Failure by Lessee to terminate this Lease within the time specified herein shall constitute Lessee's waiver of objection to all matters reflected in the Title Commitment and Survey. Any exceptions reflected in the Title Commitment to which Lessee does not object or which are waived by Lessee shall be deemed Permitted Exceptions. Lessor shall have no obligation to provide to Lessee any response to Lessee's objections on or before the expiration of such five (5) day period, and Lessor's failure to respond to any such objections shall in no way constitute an express or implied agreement to cure such objections or to lease the Premises free and clear of those or any other matters to which Lessee has objected.

6. CONSTRUCTION.

     (a) Delivery of the Premises. Lessee hereby accepts the Premises from Lessor (i) in its "AS IS", "WHERE IS" condition without any representation or warranty by Lessor and with all faults, and (ii) subject to any facts which an accurate survey or physical inspection of the Premises may show, and to all applicable laws and legal requirements. Lessee acknowledges that Lessor does not have any obligation to perform any site work, repairs, tenant improvement work, finish-out work or other renovation or other work whatsoever and that Lessee shall be responsible for all site work, site investigations, utility connections, and improvements. The acceptance of the survey and title commitment pursuant to Paragraph 5 herein by Lessee shall be conclusive evidence that Lessee has inspected the Premises and is thoroughly familiar with its condition, including, without limitation, availability of utilities, and Lessee hereby accepts the Premises as being in good and satisfactory condition and suitable for Lessee's intended purposes. Lessor shall be under no obligation whatsoever to undertake any repairs or maintenance of any kind with respect to the Premises. In the event of any defect or deficiency of any nature in the Premises or any fixture or other item constituting a portion thereof, whether patent or latent, Lessor shall have no responsibility or liability with respect thereto. THE PROVISIONS OF THIS PARAGRAPH 6 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LESSOR OF, AND LESSEE DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

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     (b) Permitted Exceptions. Lessee hereby accepts the Premises subject to the matters reflected in the Title Commitment and Survey and to the Co-Ownership Agreement.

     (c) Construction of Building and Signs.

          (1) Promptly after receipt of an appropriate building permit for construction of improvements on the Site substantially in accordance with the Approved Conceptual Plan (which Lessee agrees that Lessee shall use Lessee's reasonable and prudent efforts to obtain promptly after execution of this Lease), at Lessee's sole cost and expense, Lessee shall commence and diligently pursue the construction of the Building, including landscaping, parking and related amenities, in substantial accordance with the Approved Conceptual Plans, and install therein all Personal Property deemed necessary or appropriate for operation of the business prescribed in Paragraph 9 in the Premises.

          (2) Lessee will use Lessee's reasonable and prudent efforts to procure the approval of the final plans and specifications by any and all federal, state, municipal, and other governmental authorities, offices, and departments having jurisdiction in the matter, to the extent required.

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          (3) At least fifteen (15) days prior to  commencement  of construction of the Building, Lessee shall provide Lessor with the name of its intended general contractor.

          (4) Lessee shall substantially complete the Building and all other improvements reflected in the Approved Conceptual Plan (the date of such substantial completion being referred to as the "Completion Date") in accordance with the final plans and specifications developed from the Approved Conceptual Plans on or before the date (the "Completion Deadline Date") which is three hundred sixty (360) days after the date that Lessee obtains final platting approval from the appropriate governmental agencies.

          (5) Lessee will erect the Building, in a good, and workmanlike manner in substantial accordance with the formal plans and specifications developed from the Approved Conceptual Plans, and with all provisions of law and any and all permits and authority required by any ordinance, law, or public regulations or by any authority at that time having jurisdiction over the Premises and in accordance with the requirements of any public body having similar lawful jurisdiction. The Building will, when completed, comply with all applicable laws and regulations, federal, state, and municipal, and upon such completion Lessee will obtain and (if not previously delivered) deliver to Lessor a photocopy of all certificates of occupancy.

          (6) Upon completion of the Building, Lessee will obtain all certificates and licenses including but not limited to a certificate of occupancy and such other permits as may be necessary to permit Lessee to use the Premises for the Permitted Use. At all times before, during, and after construction, the Premises shall be free from any and all mechanics' and other liens (other than liens on Lessee's personal property), charges, and claims for the payment of money or otherwise, chattel mortgages, conditional bills of sale, violations, and other encumbrances of any and all kinds, nature, and description, growing out of or connected with the construction of the Building.

          (7) Lessee shall, promptly upon written request delivered to Lessee by Lessor, provide Lessor with copies of all building and temporary or final certificates of occupancy or similar documents relating to the Premises.

          (8) As soon as is reasonably practicable after completion of the Building, and in any event prior to the date that Lessee opens any portion of the Premises for business, Lessee shall furnish Lessor with a full set of the final construction plans and specifications (together with a statement from Lessee's architect of material changes, if any, from the Approved Conceptual Plans).

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          (9) The  submittal to Lessor of the Approved  Conceptual  Plans and/or
     the final construction plans and specifications for the Building or any other action taken by Lessor with respect thereto under the provisions of this Lease shall not constitute an opinion or representation by Lessor as to the sufficiency of said plans and specifications nor impose any present or future liability or responsibility upon the Lessor.

          (10) Pursuant to the Co-Ownership Agreement, Lessee shall also (i) construct a roadway upon a portion of certain property which abuts the Premises and (ii) a fence substantially the same as the existing fence along the southerly boundary of the Premises abutting the roadway, which roadway and fence shall be completed upon completion of construction of the Building on the Premises.

          (11) Lessee shall be entitled to erect building signs and a pylon sign, in such number, height, location and design as are set out in the Approved Conceptual Plans, subject to the requirements of all applicable federal, state, municipal, or governmental authorities. In addition, Lessee shall have the right at Lessee's sole expense to erect one approximately ten foot (10)' by ten foot (10)' sign panel on the second position on that certain Pylon Sign described in Section 6 of the Co-Ownership Agreement.

          (12) Such improvements made by Lessee shall remain the property of Lessee during the Term; however, upon termination of this Lease, regardless of how such termination is brought about (other than default by Lessor), the Building and other improvements on the Premises shall at once become the absolute property of the Lessor without payment of any kind therefor. Provided that Lessee is not in default hereunder, Lessee shall have the right, but not the obligation, to remove, prior to the termination of this Lease, any of Lessee's personal property, equipment, trade fixtures, furniture, and sign faces which may be located on the Premises, provided that Lessee shall repair any and all damage to the Premises resulting from such removal. Lessee, at its own expense, shall procure all necessary permits from applicable governmental agencies authorizing the erection and operation of a restaurant on the Premises. If necessary, Lessor will join with and assist Lessee in acquisition of such permits, at no cost or liability to Lessor.

     (d) Notwithstanding anything to the contrary stated herein, in the event Lessee is unable to obtain plat approval (including approval of a Water Pollution Abatement Plan) and required building permits on terms acceptable to Lessee in its sole and exclusive discretion within ninety (90) days following Lessor's approval of the Conceptual Plans pursuant to Section 1(b) herein, then Lessee may terminate this Lease without further obligation to Lessor. Lessee's right to terminate pursuant to this Section 6(d) shall terminate on the date Lessee commences construction of improvements on the Site.

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7. ALTERATIONS.

     (a) Prohibited Alterations. Unless Lessee shall have obtained the prior written consent of Lessor, which consent shall not be unreasonably withheld, after completion of construction of the Building in accordance with Paragraph 6, Lessee shall not make any alterations, improvements, modifications, or additions to the Premises, other than those required by any applicable law, that would cause the improvements to be substantially different from the Approved Conceptual Plan.

     (b) Guidelines for Alterations. Any alterations, additions, substitutions or replacements performed pursuant to this Paragraph 7, or pursuant to those required by any applicable law, (i) shall be performed in a good and workmanlike manner, (ii) shall not violate any term of any agreement or restriction to which the Premises are subject, (iii) shall be expeditiously completed in compliance with all laws, ordinances, rules, regulations and requirements applicable thereto, and (iv) shall be in conformity with the exterior of the Building as depicted in the Approved Conceptual Plans or otherwise as may be approved by the Lessor in writing. Lessee shall promptly pay all costs and expenses of each such addition, alteration, substitution or replacement, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith. Any such alteration, improvement, modification, or fixture which is installed by Lessee on the Premises and which is in any permanent manner attached to the floors, walls or ceilings shall remain upon the Site when the Premises are surrendered, by Lessee.

     (c) Plans and Specifications. Promptly upon completion of any alterations, Lessee shall furnish Lessor copies of all plans and specifications available to Lessee for the alteration work performed. Lessee shall notify Lessor upon completion of any alterations, improvements, modifications, or additions and Lessor may inspect same for workmanship and compliance with any approved plans and specifications.


8. MECHANICS' AND MATERIALMEN'S LIENS.

     Notwithstanding anything in this Lease to the contrary, Lessee will not create or permit to remain beyond the period hereinafter provided, and will discharge in the manner hereinafter provided, any mechanics or materialmen lien (being the liens of mechanics, laborers, artisans, or materialmen for work or materials done or furnished in connection with the Premises or Personal Property), encumbrance, or other charge upon the Premises or Personal Property or any part thereof, upon Lessor's interest therein, or upon Lessee's leasehold interest; provided, however, should any such lien be filed against the Premises or Personal Property or the leasehold estate created by this Lease, Lessee shall, within thirty (30) days after the filing of such lien (but in any case not later than 15 days prior to the date that any such lienholder may foreclose such lien), either discharge and cancel the lien of record or post a bond or furnish other security satisfactory to Lessor (in connection with which Lessee may contest any claims of any persons who have provided, or alleged to have provided, work to the Premises or Personal Property) in favor of Lessor. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO Lessee, OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER Lessee, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES OR ANY PART THEREOF.

9. USE, MAINTENANCE, AND OCCUPANCY OF PREMISES.

     (a) Permitted Uses. Subject to the restrictions herein, Lessee shall have the right to use the Premises for the operation of a restaurant selling roasted chicken or any lawful retail use which is normally found in the highest class of shopping centers, malls and retail areas in San Antonio, Texas which does not conflict with a covenant in existence or constitute a use in existence on another portion of the Co-Ownership Property on the date Lessor receives notice of Lessee's proposed use. Lessee agrees to give Lessor written notice thirty
(30) days prior to any change in use. Lessor hereby specifically disclaims any warranty, guaranty, or representation concerning whether any specific use (including without limitation the sale of alcoholic beverages) would be in compliance with applicable laws, ordinances, rules or regulations.

     (b) Prohibited Uses. Lessee shall not be permitted to use the Premises for any use or operation which is obnoxious to or out of harmony with the development or operation of the CoOwnership Property, including, but not limited to, any nuisance, the use of any building as a warehouse, an assembly hall, distillation operation, mobile home or trailer park, the drilling for and/or removal of subsurface substances, veterinary clinic where animals are kept overnight, pet store, mortuary or funeral home, automobile body or repair shop, flea market, cafeteria, bowling alley, skating rink, pool hall, billiard parlor, game room, movie theatre, gym, health club or spa, school, saloon, cocktail lounge or nightclub (including a restaurant which derives more than twenty percent (20%) of its annual gross revenues from the sale of alcoholic beverages), dance hall, adult book store, or other place of public or private amusement.

     (c) Maintenance. Lessee shall keep the Premises including all improvements located therein maintained in good condition and repair, clean and free of rubbish and other hazards. Such maintenance shall include, but not be limited to, the following:

          (1) Maintaining, repairing and resurfacing, when necessary, all paved surfaces in a level, smooth and evenly covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal or superior in quality, use, and durability; and restriping, when necessary;

          (2) Removing all snow, papers, debris, filth and refuse and thoroughly sweeping the area to the extent reasonably necessary to keep the area in a clean and orderly condition;

          (3) operating, maintaining, repairing and replacing, when necessary, such artificial lighting facilities as shall be reasonably required;

          (4) Maintaining all landscaped areas, and replacing shrubs and other landscaping as is necessary; and

          (5) Maintaining, repairing and replacing, when necessary, all storm drains, sewers and other utility lines and facilities which exclusively serve the Premises and are not dedicated to the public or conveyed to any public or private utility which are necessary for the operation of the improvements.

     (d) Abandonment. If Lessee shall cease to continuously operate a business on the Premises or abandon, vacate, or surrender the Premises or be dispossessed by process of law or otherwise, Lessee shall nevertheless continue to perform all of its duties and obligations under this Lease, including but not limited to, its obligations to pay Rent pursuant to Section 4 and its obligations to maintain the Premises set forth in this Section 9.

10. UTILITIES.

     Lessee shall pay all public utility charges and maintenance expenses for utility services to the Premises, including heat, water, sewer, electricity, telephone and other utility services on the Premises during the term of this Lease.

11. TAXES AND ASSESSMENTS.

     (a) Real Estate Taxes. In addition to the base rent, Lessee, as further consideration for this Lease, shall pay or cause to be paid and discharged all real property taxes which may be levied on or assessed against the Premises and all interest therein to the extent such taxes are attributable to the Term following the Rental Commencement Date. Notwithstanding the foregoing, Lessee shall not be responsible for the payment of any tax attributable to the rent paid by Lessee hereunder nor any of Lessor's income or capital gain taxes, and Lessor shall indemnify and hold harmless Lessee from and against any liability therefor, except to the extent any tax on rent is in the substitution for real property taxes assessed against the Premises. Lessor and Lessee acknowledge that the Premises are presently taxed as a part of a larger parcel. Upon execution of this Lease, Lessor shall submit such applications as may be necessary to the applicable governmental authorities to request that the Premises be taxed as a separate parcel.

     (b) Indemnification. So long as the Premises are assessed as a separate tax parcel, Lessee agrees to protect and hold harmless Lessor from liability for any and all such taxes, assessments and charges for which Lessee is responsible, together with any interest, penalties or other sums thereby imposed, and from any sale or other proceeding to enforce payment thereof.

     (c) Notice and Payment. Lessor shall provide Lessee with copies of all tax statements and assessments affecting the Premises within twenty (20) days of Lessor' s receipt thereof. Lessee agrees to pay all such foregoing taxes, assessments and charges, including any penalties or interest associated therewith, for which Lessee is responsible not less than fifteen (15) days prior to the date of delinquency thereof, subject to subparagraph (d) below, and to deliver to Lessor copies of all such payments promptly upon payment thereof. However, in the event the Premises are not taxed separately, Lessee shall pay Lessee's share of the annual taxes in an amount equal to one-twelfth (1/12) of Lessor's good faith estimate of the Lessee's proportionate share of the taxes for the upcoming Lease Year, such 1/12 amount to be payable monthly at the same time that Rent is due hereunder for that month. Lessor reserves the right from time-to-time to modify such good faith estimate based upon the actual taxes. Within sixty (60) days following the end of each Lease Year, Lessor shall furnish Lessee with a statement showing the total taxes for the Lease Year just expired, the amount of Lessee's share of such taxes, and the payments made by Lessee during such Lease Year. If Lessee's share for such taxes for such Lease Year shall exceed the Lessee's payments so made, Lessee shall pay to Lessor the difference within twenty (20) days after receipt of said statement. If Lessee's payments shall exceed Lessee's share of such taxes as shown on such statement, Lessee shall he entitled to offset the excess against the Rent payments next thereafter becoming due, if any, or receive an immediate refund from Lessor with respect to the last Lease Year of the Term.

     (d) Contest. In the event the Premises are separately assessed for tax purposes, Lessee shall have the first and prior right to contest the amount or validity of real property taxes and assessments pertaining to the Premises by appropriate administrative and legal proceedings brought either in its own name, Lessor's name or jointly with Lessor, as Lessee may deem appropriate, by counsel selected and engaged by Lessee; provided, however, that in the event Lessee involves Lessor in any such proceeding, Lessee shall reimburse Lessor for its reasonable out-of-pocket expenses associated therewith. In such event, Lessor shall execute and deliver to Lessee whatever documents may be necessary or proper (subject to Lessor's approval, not to be unreasonably withheld or delayed) to permit Lessee to so contest real property taxes or which may be necessary to secure payment of any refund which may result from any such proceedings. Any such proceedings shall be undertaken at the sole cost and expense of Lessee and any refund resulting therefrom shall belong solely to Lessee. So long as Lessee is not in default hereunder, under no circumstances shall Lessor take any action to contest the amount or validity of real property taxes and assessments affecting the Premises without Lessee's prior written consent.

12. INSURANCE.

     (a) Lessee's Insurance. Commencing on the Effective Date and continuing throughout the Term of this Lease, Lessee shall maintain insurance in accordance with the following:

          (1) Lessee  shall,  at its sole cost and expense,  obtain and maintain
     (i) insurance upon and relating to the Site, Building, Personal Property by "broad peril" form of insurance policy(ies) in amounts equal to 100% of the full insurable replacement value of the Building and Personal Property, such insurance policies to contain a "Replacement Cost Endorsement", and
     (ii) if not included in the broad peril policy described above, insurance covering the Personal Property in an amount equal to 100% of the original replacement value, in such form as may be reasonably required by Lessor. All such policies of insurance shall insure Lessee, and shall, as applicable, have a deductible that is no greater than $10,000.

          (2) Lessee shall, at its sole cost and expense,  obtain and maintain a
     (i) commercial general liability insurance, in the standard form approved by the Texas State Board of Insurance, insuring Lessor, Lessor's mortgagee, and Lessee against all claims, demands, or actions arising out of or in connection with injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Site and Building, or by the condition of the Site and Building, the limits of such policy or policies to be in an amount not less than (A) $2,000,000 in, general aggregate, (B) $2,000,000 in respect of products completed operations aggregate, (C) $1,000,000 personal and advertising injury limit, (D) $1,000,000 per occurrence limit, and (E) $50,000 fire damage limit, or with such other limits as may be commercially reasonable; (ii) a business automobile policy or policies extending to all owned, non-owned, hired, and borrowed automobiles, the limits of such policy or policies to he in an amount not less than $1,000,000, or with such other greater limits as may be commercially reasonable, (iii) workers' compensation insurance, the limits of such policy or policies to be in an amount not less than $500,000 in respect of bodily injury by accident, $500,000 in respect of bodily injury by disease, or with such other amounts as may be commercially reasonable, and (iv) such other coverage as may be commercially reasonable, with Lessor and Lessor's mortgagee named as an additional insured (as to the commercial general liability and business automobile policies) and as beneficiary of the Texas waiver of right to recover from others endorsement (with respect to the workers' compensation policy).

          (3) Lessee shall carry business interruption insurance covering rental for not less than twelve (12) months of the aggregate of Monthly Rent.

          (4) Lessee shall use reasonable efforts to cause all policies of insurance required by the terms of this Lease to contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Lessor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Lessor. Lessee shall notify Lessor in writing in the event Lessee is unable to obtain such endorsement or agreement. All policies of insurance shall be issued by an insurance company or companies having a General policyholder's rating of not less than B and a financial rating of Class VII as stated in the most current available Best's insurance reports (or comparable rating service if Best' s reports are not currently being published), licensed to do business in the State of Texas. All policies of insurance shall be in form and substance reasonably satisfactory to Lessor. Lessee shall deliver to Lessor originals or copies of all policies of required insurance. Thirty (30) days prior to the expiration of each of the policies required hereunder, Lessee shall furnish Lessor with certificate of insurance in force or replacement coverage and meeting the standards hereinabove provided, all as required by this Lease. All such policies shall contain a provision that such policies will not be canceled or materially amended, including any reduction in the scope or limits of coverage, without ten (10) days' prior written notice to Lessor and Lessor's mortgagee, if any. In the event Lessee fails to maintain, or cause to be maintained, or deliver and furnish to Lessor certified copies of policies of insurance required by this Lease, Lessor may procure such insurance for the benefit only of Lessor for such risks covering Lessor's interests, and Lessee will pay all premiums thereon within thirty (30) days after demand by Lessor. In the event Lessee fails to pay such premiums (or reimburse Lessor) upon demand the amount of all such premiums shall bear interest at the least of the Prime Rate plus seven percent (7%) per annum, or at the maximum rate of interest permitted by law from time to time.

     (b) Builders Risk Insurance. While any part of the Site, Building, and Personal Property is being developed or altered, Lessee shall maintain builder's risk or all risk-property insurance equal to the full replacement value of the Building and Personal Property.

     (c) Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto, or anyone claiming through or under them, by way of subrogation or otherwise, during the term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible), which loss or damage is covered, or is required by this Lease to be covered, by valid and collectible fire and extended coverage insurance policies. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto.

13. HAZARDOUS SUBSTANCES.

     (a) Hazardous Substance. For purposes of this Paragraph 13, "Hazardous Substance" means any substance, matter, material, waste, or pollutant, the generation, storage, disposal, handling, release (or threatened release), treatment, discharge, or emission of which is regulated, prohibited, or limited under: (i) the Resource Conservation and Recovery Act, as amended by the
Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended ("RCRA") (42 U.S.C. Sections 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended ("CERCLA") (42 U.S.C. Sections 9601 et seq.) (iii) the Clean Water Act, as now or hereafter amended ("CWA") (33 U.S.C. Sections 1251 et seq.), (iv) the Toxic Substances and Control Act, as now or hereafter amended ("TSCA") (15 U.S.C. Sections 2601 et seq.), (v) the Clean Air Act, as now or hereafter amended ("CAA") (42 U.S.C. Sections 7401 et seq.), (RCRA, CERCLA, CWA, TSCA and CAA are collectively referred to herein as the "Federal Toxic Waste Laws"), (vi) any local, state or foreign law, statute, regulation, or ordinance analogous to any of the Federal Toxic Waste Laws, and (vii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic. All of the laws, statutes, regulations and ordinances referred to in subsections (vi) and (vii) above, together with the Federal Toxic Waste Laws are collectively referred to herein as "Toxic Waste Laws". The term "Hazardous Substances" shall also include, without limitation, (a) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other byproducts associated therewith, excluding, however, asphalt and related products used in the construction of parking areas and flatwork on the Site, (b) asbestos and asbestos-containing materials in any form, (c) polychlorinated hiphenyls, and (d) any substance the presence of which on the Premises by virtue of its chemical composition: (x) requires reporting or remediation under any Toxic Waste Law; (y) causes or threatens to cause a nuisance on the Premises or poses or threatens to pose a hazard to the health or safety of persons on the Premises; or (z) which, if it emanated or migrated from the Premises, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property.

     (b) Hazardous Substances on Premises Prohibited. Lessee shall not conduct, permit, or authorize the manufacturing, emission, generation, transportation, storage, treatment, or disposal at the Premises, of any Hazardous Substance without prior written authorization by Lessor, except for small quantities which are routinely utilized in connection with restaurant related uses, all of which are to be stored, used, handled, and disposed of in full compliance with all Toxic Waste Laws and none of which require any special licenses or permits for their storage or use, except for special licenses or permits for such storage or use incident to the operation of a restaurant with related bar and/or cocktail lounge. Lessor shall have the right to withhold its authorization for any reason, or without cause, in its sole and absolute discretion. Nothing contained herein shall be construed as imposing upon Lessee any responsibility for any Hazardous Substances located in, on, or under the Site on or prior to the Effective Date (the "Pre-Existing Conditions"). Lessee agrees to notify Lessor in writing of any Pre-Existing Conditions disclosed in any reports or studies undertaken by Lessee and furnish copies of such reports or studies to Lessor promptly after completion of such reports or studies.

     (c) Compliance with Toxic Waste Laws.

          (1) Lessee shall, at its sole cost and expense, comply with all applicable Toxic Waste Laws, provided that nothing contained herein shall be construed as imposing upon Lessee any responsibility for compliance with applicable Toxic Waste Laws in respect of Pre-Existing Conditions.

          (2) Lessee shall promptly provide Lessor with copies of all written communications, permits, reports, sampling results, or agreements with and/or from any governmental authority or agency (federal, state, local, or foreign) or any Business Entity relating in any way to the presence, release, threatened release, placement on or in the Premises, or the manufacturing, emission, generation, transportation, storage, treatment, handling or disposal at or from the Premises, of any Hazardous Substance, including without limitation, the improper or unpermitted discharge of any substance into the local publicly owned water treatment facility (if any).

          (3) If Lessor reasonably believes that Lessee has not complied or is not complying with any applicable Toxic Waste Laws, rules or permits relating in any way to the presence of Hazardous Substances on the Premises, upon not less than thirty (30) days prior written request by Lessor, Lessee shall conduct and provide Lessor with the results of appropriate tests of air, water, or soil to demonstrate that Lessee complies with all applicable Toxic Waste Laws, rules or permits relating in any way to the presence of Hazardous Substances on the Premises. If the results of such tests demonstrate that Lessee substantially complies or that such non-compliance is in respect of Pre-Existing Conditions, Lessor shall reimburse Lessee for the reasonable cost of such tests within thirty
     (30) days after delivery to Lessor of paid invoices therefor.

          (4) If Lessor reasonably believes that Lessee has not complied or is not complying with any applicable Toxic Waste Laws, rules or permits relating in any way to the presence of Hazardous Substances on the Premises, and Lessor has requested and Lessee has failed, within thirty
     (30) days after written request therefor by Lessor, to furnish Lessor with results of appropriate tests described in Paragraph 13(c)(3) , then, subject to the provisions of Paragraph 13(f) below, Lessor and its agents and employees shall have the right to enter the Premises and/or conduct appropriate audits or evaluations (including, without limitation, soil and/or surface or groundwater sampling) for the purpose of ascertaining that Lessee complies with this Paragraph 13. Any such entry and audits or evaluations shall be done in a manner reasonably intended to minimize interference with Lessee's normal business operations and upon not less than two (2) days prior written notice. Lessor shall indemnify Lessee from any damage to Lessee's property, liability and reasonable expenses caused by such entry, excluding damage resulting from the gross negligence or willful misconduct of Lessee.

     (d) Clean up and Mitigation. If the presence, release, threat of release, placement on or in the Premises, or the generation, transportation, storage, treatment, or disposal at or from the Premises of any Hazardous Substance that is not a Pre-Existing Condition (a) gives rise to liability (including, but not limited to, a response action, remedial action, removal action, or enforcement action) under the Toxic Waste Laws, or any common law theory based on nuisance or strict liability, (b) causes or is deemed by applicable governmental regulatory authorities to cause or contribute to a public health threat or harm, or (c) pollutes or threatens to pollute the environment, Lessee shall promptly take any and all remedial, removal, or other action required by any Governing Agencies or by any order of a court or arbitration panel to clean up or remediate the Premises, mitigate exposure to liability arising from such Hazardous Substance, as required by law, or cease taking or cause requisite corrective action(s) to he taken to preclude any or further (as the case may be) adverse environmental effects, regulatory enforcement actions or civil or criminal actions or proceedings. If a violation of the Toxic Waste Laws other than in respect of Pre-Existing Conditions occurs during the term of this Lease, Lessee shall promptly take any and all remedial, removal, or other actions required by such regulatory authorities to correct the violation.

     (e) Indemnity. Notwithstanding anything contained herein to the contrary, Lessee shall indemnify and hold harmless Lessor from any and all liability, reasonable costs, reasonable expenses, reasonable attorneys, fees, reasonable remedial or response costs, reasonable investigatory costs, and similar reasonable expenses arising out of or otherwise attributable to any offsite disposal by, on behalf of, or otherwise arranged for Lessee of any materials, including, without limitation, wastes, liquids, semi-solids, and refuse (whether or not deemed or determined to constitute a Hazardous Substance). Such indemnity obligation shall not be subject to any termination or expiration.

     (f) Lessor's Right of Entry. Lessor shall have the right but not the obligation, prior or subsequent to an event of default without in any way limiting Lessor's other rights and remedies under this Lease, to enter onto the Premises or to take such other actions as it deems reasonably necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substances or a violation of Toxic Waste Laws at the Premises. If such entry has been made necessary by the failure of Lessee to perform its obligations under other sections of this Paragraph 13, Any entry on the Premises or other action taken by Lessor must be done in a manner so as not to unreasonably interfere with Lessee's business at the Premises as prescribed by this Lease. If such entry has been made necessary by the failure of Lessee to perform its obligations under other portions of this Paragraph 13 All reasonable costs and expenses paid or incurred by Lessor in the exercise of any such rights except in respect of Pre-Existing Conditions as otherwise specified herein shall be payable by Lessee within thirty (30) days after demand.

     (g) Grease Traps. Lessee shall maintain such written records as are required by any applicable rules of any Governing Agencies for each Lease Year (including, without limitation, originals or copies of invoices of all third parties involved in any manner with grease traps located at the Premises) of the date of each clean out of contents of grease traps at the Premises and the method of disposition thereof and, to the extent such disposition is by off site disposal rather than microbiotic process, all reports, invoices, and other written materials pertaining to such off site disposition. Lessee shall make such records available for review by Lessor on request and shall furnish a complete set of records for the Lease Year in question to Lessor within thirty
(30) days after the end of each Lease Year or on expiration or earlier termination of each Lease Year.

14. INDEMNITY.

     (a) Lessee's Duty to Indemnify. Lessee shall indemnify, protect and save Lessor, its successors and assigns, partners, shareholders, trustees, directors, employees, agents and officers ("Lessor Indemnified Parties"), harmless from and against, and shall reimburse such parties for, all liabilities, obligations, losses, claims, damages, penalties, costs, charges, judgments and expenses including without limitation, reasonable attorneys' fees and expenses which may be imposed upon or incurred or paid by or asserted against such Lessor
Indemnified Parties by reason of or in connection with any of the following occurring during the term of this Lease (except to the extent caused by the gross negligence or willful misconduct of such Lessor Indemnified Parties):

          (1) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any portion thereof;

          (2) all construction and any changes, alterations, repairs and anything done in, on or about the Premises or any part thereof in connection with such changes, alterations and repairs;

          (3) the use, non-use, occupation, condition, operation, maintenance or management of the Premises or any part thereof;

          (4) any negligent act on the part of Lessee or any of its agents, contractors, servants, employees, space tenants, licenses or invitees;

          (5) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof;

          (6) any violation by Lessee (or by any agent, contractor, or licensee then upon or using the Premises) of any provision of this Lease, including, but not limited to, Paragraph 13 hereof, or any breach of any law, regulation, or ordinance by Lessee or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers; or

          (7) the condition of the Premises, or of any buildings or other structures now or hereafter situated thereon, or the fixtures or personal property thereon or therein.

     (b) Lessor's Duty to Indemnify. Lessor shall indemnify, protect and save Lessee, its successors and assigns, partners, shareholders, trustees, directors, employees, and officers ("Lessee Indemnified Parties"), harmless from and against, and shall reimburse such parties for, all liabilities, obligations, losses, claims, damages, penalties, costs, charges, judgments and expenses including without limitation reasonable attorneys, fees and expenses which may be imposed upon or incurred or paid by or asserted against such Lessee Indemnified Parties by reason of or in connection with the gross negligence or willful misconduct of Lessor, its successors and assigns, partners, shareholders, trustees, directors, employees, agents and officers occurring during the term of this Lease.

     (c) Defense of Claims. In case any action or proceeding is brought against Lessor or Lessee, as the case may be, or any of such Lessor or Lessee Indemnified Parties by reason of any claim or occurrence mentioned in this Paragraph 14, such party (herein referred to collectively as the "Indemnified Party") shall promptly notify the other party in writing thereof, and the other party shall at such other party's expense resist and defend such action or proceeding, in the Indemnified Parties' names, if necessary, by a counsel designated by such party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that any failure of any such parties to give such notice to the other party shall not affect Lessor's or Lessee's obligations of indemnification contained in this Lease unless such failure materially and adversely affects the other parties liability hereunder. The terms and provisions of this Paragraph 14 shall not in any way be affected by the absence of insurance covering such occurrence or claim or by the failure or refusal of any insurance company to perform any obligation on its part. Neither Lessor nor such parties shall be liable to Lessee or to Lessee's officers, shareholders, directors, employees, subtenants, patrons, agents, customers or visitors, for any damages to persons or property caused by any act of negligence of Lessee, its agents or employees, or due to fire, tornado, or other casualty, or due to Lessee's operation or management of the Premises, or due to any building on the Premises and appurtenances thereon being improperly constructed, or being or becoming out of repair.

     (d) Limitations. Notwithstanding anything to the contrary contained herein, the Indemnities contained in this Paragraph 14 shall automatically expire and terminate with respect to any Damages or claims at such time that the applicable statute of limitations or comparable rule or law would bar or otherwise prevent the assertion of a cause of action by the injured party, and in any event upon the expiration of four (4) years after the expiration or termination of the Lease.

15. LESSEE'S RESTAURANT EQUIPMENT.

     Lessor recognizes and agrees that the restaurant furniture, trade fixtures, interior signs, and equipment located on the Premises are the property of Lessee and are not to automatically become the property of the Lessor upon the termination hereof, such restaurant furniture, trade fixtures, interior signs and equipment including by way of example, but not limited to grills, deep fryers, beverage dispensers, cash registers, tables, chairs, booths, cold storage facilities, service counters, interior signage, etc. Lessor further agrees that Lessor's rights in any such furniture, fixtures, interior signs and equipment shall at all times be subordinate to the rights of Lessee or any other person or entity who acquires a security interest in same as a result of a financial transaction with Lessee. Accordingly, Lessor shall upon request by Lessee execute such reasonable instruments as may be required to subordinate its statutory landlord's lien to the lien or liens of third party lenders which hold security interests in the personal property or equipment of Lessee. Lessee does however recognize and agree that equipment which is an integral part of the structure, such as air conditioning, and heating equipment, lighting fixtures, electric switch boxes, plumbing, restroom fixtures, and the like which may be located on the Premises upon termination hereof shall become the property of Lessor upon termination hereof. Lessee shall have the right to remove its furniture, fixtures, interior and exterior signs and equipment from the Premises prior to the termination of this Lease providing Lessee repairs any damage caused by such removal.

16. COMPLIANCE WITH LAWS.

     Lessee shall comply with all laws, orders and regulations of federal, state and municipal authorities, applicable to the Premises or to the operation of business thereon. Lessee, at its expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for alterations, improvements, or additions which Lessee may desire to make, and Lessor, where necessary, shall join with Lessee in applying for all such permits or licenses.

17. ASSIGNMENT-SUBLEASING BY LESSEE.

     Except for an assignment of this Lease to an Affiliate, Lessee may not at any time assign this Lease or sublease all or any part of the Premises without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed. In the event of any assignment or sublease, Lessee shall remain primarily liable for the payment and performance of all of the obligations of the Lessee under this Lease unless otherwise agreed between the parties. Lessee shall promptly notify Lessor of any such assignment or subleasing to an Affiliate of Lessee.

18. ASSIGNMENT BY LESSOR.

     Lessor shall have the right to assign this Lease, collaterally or otherwise, without Lessee's consent. No assignment by Lessor shall alter the rights of Lessee hereunder, and all of the recitals, terms, covenants, and conditions of this Lease shall remain in full force and effect upon the assignment. Upon any assignment by Lessor, Lessee shall be entitled to continue making rental payments to the assignor unless and until the assignor actually delivers to Lessee a written notice directing rental payments to thereafter be made to the assignee.

19. HOLDOVER.

     Any holdover by Lessee after any termination of this Lease shall create no more than a month-to-month tenancy at one hundred twenty-five percent (125%) of the base rent plus all Additional Rent then in effect, and on all other applicable conditions herein provided.

20. ESTOPPEL CERTIFICATE.

     (a) Lessee Estoppel Certificate. Lessee will, at any time and from time to time, upon not less than twenty (20) days, prior written request by Lessor, execute, acknowledge and deliver to Lessor a certificate, certifying that (1) this Lease is unmodified and in full effect (or setting forth any modifications and that this Lease is in full effect as modified); (ii) the base rent and Additional Rent payable and the dates to which the base rent has been paid and whether Additional Rent and other sums payable hereunder have been paid; (iii) to the knowledge of Lessee, any default of which Lessee may have knowledge; (iv) the commencement and expiration dates of this Lease; (v) the amount of any security or other deposits; (vi) either the Lessee is in possession of the Premises or who is in possession; and (vii) such other matters as may reasonably be requested by Lessor. Any such certificate may be relied upon by any mortgagee or prospective purchaser or prospective mortgagee of the Premises.

21. DESTRUCTION.

     (a) Lessee's Obligations. In the event the Premises shall be wholly or partially damaged or destroyed by fire or other casualty, Lessee shall, at its own expense, cause such damage to be repaired or restored to the condition of the Premises which existed immediately prior to such casualty. During the period of repair or restoration, base rent shall not he reduced, but Lessee may use proceeds of rent insurance to pay Monthly Rent.

     (b) Time for Repairs. If Lessee is required or elects to repair or restore such damage or destruction, Lessee shall (i) commence to repair any such damage or to restore the Premises within thirty (30) days after Lessee elects to repair or restore such damage or destruction (or, if Lessee is required to repair or restore such damage or destruction, within sixty (60) days after the date of the occurrence), and (ii) diligently and continuously prosecute such repairs or restoration to completion, and (iii) complete such repairs or restoration as soon as reasonably practicable but in any case within two hundred ten (210) days after commencement of such repairs or restoration. Provided no event of default exists hereunder, Lessor shall make proceeds of insurance in respect of such fire or other casualty available to Lessee. The excess, if any, of the proceeds of insurance paid as a result of a casualty over the Lessee's actual cost of restoration, shall be paid in the same manner that the excess Building Award is paid as provided in Paragraph 22(d).

     (c) Late Term Casualty. Notwithstanding anything herein to the contrary, in the event the Premises shall be destroyed or damaged by fire or other casualty during the last two (2) years of the Lease Term, to such an extent the Lessee cannot operate its business therein, then Lessee shall have the option exercisable by written notice to Lessor within twenty (20) days after the date of such casualty, to not rebuild or restore the Premises, in which event (i) the greater of (x) all insurance proceeds received or (y) all insurance proceeds that would have been received if Lessee carried the insurance required hereby, shall be paid to Lessor, and (ii) Lessee shall pay to, Lessor the amount of Lessee's deductible concurrent with the giving of such notice.

22. CONDEMNATION.

     (a) Definitions. For purposes of this Paragraph 22, the following terms shall have the respective meanings set forth below:

          (1) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking less any reasonable costs in obtaining such award, such as reasonable legal fees and costs, consultant fees, appraisal costs.

          (2) "Building Award" means the positive difference, if any, between the Award and the Land Award (as hereinafter defined).

          (3) "Date of Taking" means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor.

          (4) "Land Award" means an amount equal to the positive difference, if any, between the fair market value of the Site on the date that is one day before the Date of the Taking and the fair market value of the Site on the date that is one day after the Date of the Taking.

          (5) "Partial Taking" means any Taking which does not constitute a Significant Taking, provided that nothing contained herein shall preclude or interfere with the right of Lessee to enter into a lease or other post-taking agreement with the condemnor for the occupancy or use of the portion taken after the Date of Taking, so long as such lease or post-taking agreement does not adversely affect Lessor's rights under the condemnation proceeding.

          (6) "Significant Taking" means a Taking of more than twenty percent (20%) but less than all of the Premises (measured by land area of the Site prior to and after the Date of Taking), or a Taking that may have a material adverse impact on the profitability of the business of Lessee conducted in the Premises, as reasonably determined by Lessee.

          (7) "Taking" means a taking of the Premises or any damage related to the exercise of the power of eminent domain and including a voluntary conveyance to any agency, authority, public utility, person, or corporate entity empowered to condemn property in lieu of court proceedings.

          (8) "Total Taking" means the permanent Taking of the entire Premises.

     (b) Partial Taking.

          (1) In the event of a Partial Taking of the Premises during the term of this Lease which takes any portion of the Premises, the following shall occur: (i) the rights of Lessee under this Lease and the leasehold estate of Lessee in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; and (ii) this Lease shall otherwise continue in full effect, except that base rent shall be reduced as set forth below (however, percentage rent, Additional Rent or other sums payable by Lessee hereunder shall continue unreduced notwithstanding any such Taking). Lessee shall, promptly after any such Taking, at its expense, repair any damage caused thereby so that, thereafter, the Premises shall be, as nearly as reasonably possible, in a condition as good as the condition thereof immediately prior to such Taking. In the event of any such Partial Taking, and provided that no event of default exists hereunder, Lessor shall make the Building Award available to Lessee to make such repair. Any balance of the Building Award remaining after such repairs have been made shall remain the property of Lessor, and shall, to the extent previously paid by Lessor to Lessee, be repaid by Lessee to Lessor. As of the Date of Taking, base rent shall be reduced by the product of the base rent multiplied by a fraction (the "Rent Reduction Percentage"), the denominator of which is the total land area of the Site prior to the Taking and the numerator of which is the total land area of the Site taken in the Taking.

          (2) In the event of any temporary Partial Taking, Lessee shall be entitled to the entire Award and there shall be no reduction in base rent, percentage rent, and Additional Rent.

     (c) Significant Taking.

          (1) In the event of a Significant Taking of the Premises during the term of this Lease, after which Lessee in its sole discretion reasonably determines that Lessee can continue the business prescribed in Paragraph 9 in the Premises, the following shall occur: (i) the rights of Lessee under this Lease and the leasehold estate of Lessee in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; and (ii) this Lease shall otherwise continue in full effect, except that base rent shall be reduced as set forth below (however Additional Rent or other sums payable by Lessee hereunder shall continue unreduced notwithstanding any such Taking). Lessee shall, promptly after any such Taking, at its expense, repair any damage caused thereby so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Taking. In the event of any such Significant Taking, Lessor shall, provided no event of default exists hereunder, make an amount equal to the Building Award available to Lessee to make such repair. Any balance of the Building Award remaining after such repairs have been made shall remain the property of Lessor, and shall, to the extent previously paid by Lessor to Lessee, be repaid by Lessee to Lessor. As of the date of the Taking, base rent shall be reduced by the Rent Reduction Percentage.

          (2) In the event of a Significant Taking of the Premises during the term of this Lease, after which Lessee in its sole discretion reasonably determines that Lessee cannot continue the business prescribed in Paragraph 9 in the Premises, the provisions of Paragraph 22(d) shall apply.

     (d) Total Taking. In the event of a Total Taking, the Lessee's leasehold estate shall terminate as of the Date of Taking and all rights and obligations of Lessor and Lessee hereunder shall terminate except for the rights and obligations under this Paragraph 22(d) and that otherwise survive termination of this Lease. Lessor shall be entitled to any and all proceeds of any Land Award. So long as Lessee does not pursue or seek a separate condemnation Award with respect to a Total Taking, the Building Award that relates solely to the Total Taking of the Building shall be shared between Lessor and Lessee as follows:
Lessee's share of the Building Award shall be equal to (i) the Building Award, times (ii) a fraction, the numerator of which is the number of Lease Years (or fraction thereof) remaining in the Primary Term of this Lease or any Renewal Terms then in effect after the Date of Taking, and the denominator of which is the total number of Lease Years in the Primary Term of this Lease and in any Renewal Term then in effect; Lessor shall be entitled to the balance of the Building Award. Any Award that does not relate solely to the Taking of the Land or the Building shall be divided between Lessor and Lessee based on their respective ownership interests. Lessee shall be entitled to any Awards that may be allowed for Lessee's leasehold estate, trade fixtures, or loss of business, goodwill, depreciation or injury to and cost of removal of stock-in-trade. Nothing contained herein shall limit Lessee's pursuit of any separate condemnation Award to which it may legally be entitled.

     (e) Notice of Taking. Lessor shall immediately notify Lessee of any written offer from any entity with eminent domain authority to purchase any interest in the Premises. In any such negotiations or in actions in inverse condemnation, Lessee shall have the right to participate in such proceedings to establish the value of its improvements and the compensation to which Lessee is entitled hereunder. However, Lessor shall have total control of the procedural decisions in eminent domain proceedings. Lessor agrees not to, without Lessee's consent request "hardship acquisition" or any other early acquisition which would convey the right of possession to any portion of the Premises to the condemning authority prior to the time that it otherwise would be acquired by the condemning authority. The Lessor shall have exclusive control over the decision of whether to contest jurisdictional issues in condemnation, Lessor will notify Lessee of that decision, and Lessee agrees to (1) not appear or contest the matters of compensation at the Special Commissioner's Hearing, (2) not request to draw down any part of the Award deposited by the condemning authority in condemnation prior to final determination by the courts of jurisdictional issues or the abandonment of jurisdictional issue claims by the Lessor, and (3) not to file with the court or deliver to the condemning authority any waiver of jurisdictional claims in order to realign the parties for trial of any condemnation action.

23. WARRANTY OF TITLE.

     Lessor has the Premises under option, and prior to the Commencement Date, shall own good and indefeasible fee simple title to the Premises, subject only to the matters contained in the survey and title commitment to be obtained by Lessee pursuant to Paragraph 5 and the Co-Ownership Agreement described in Paragraph 4(d). Notwithstanding the foregoing, if due to no fault of Lessor it does not acquire title to the Premises by the Commencement Date, Lessor shall have the right to terminate this Lease and reimburse Lessee for its actual out of pocket expenses which Lessee may suffer by reason of Lessor's failure to acquire title to the Premises, whereupon neither party shall have any further rights or liabilities hereunder. If at any time Lessor's title or right to receive rent hereunder is disputed, or there is a change of ownership of Lessor's estate by act of the parties or operation of law, Lessee may withhold rent thereafter accruing until Lessee is furnished proof reasonably satisfactory to it as to the party entitled thereto.

24. NOTICES.

     Notices hereunder shall be given only by hand delivery, certified letter, by overnight courier, or otherwise, or telegram, or facsimile together with any other form of notice provided for herein and shall be deemed given when received, if hand delivered, or sent by overnight delivery service, or when the letter (sent certified mail, return receipt requested, addressed as set forth below) is deposited in the mail or the telegram filed with the telegraph company, postage or charges prepaid. All notices required or permitted by any provisions of the Lease shall be directed as follows:

          TO LESSOR:     HERZBERG FAMILY PARTNERS, LTD.
                         216 Winding Way
                         San Antonio, Texas 78232

          TO LESSEE:     CLUCKCORP INTERNATIONAL, INC.
                         1250 N.E. Loop 410, Suite 335
                         San Antonio, Texas 78209

or to such other place as either party shall subsequently notify the other in writing.

25. QUIET ENJOYMENT.

     Lessee, upon paying the rent and performing the covenants and agreements of this Lease, shall quietly have, hold and enjoy the leased Premises and all rights granted Lessee in this Lease during the term hereof and extensions hereto, if any.

26. COMMISSIONS.

     Lessor has agreed to pay a brokerage commission to HARDY & COMPANY ("Broker") pursuant to a separate agreement between Lessor and Broker. Lessor and Lessee acknowledge and agree that neither party has engaged the services of any real estate broker in connection with this Lease other Broker which commission shall be paid pursuant to a separate agreement between Lessor and Broker. Lessee and Lessor shall indemnify and hold the other harmless against any other commission, payment, interest or participation claimed on account of this Lease under any alleged agreement or understanding entered into between or on that party' s behalf with the person or entity claiming the commission, payment, interest or participation.

27. REMEDIES.

     (a) Events of Default by Lessee. The occurrence of one or more of the following events shall constitute an event of default pursuant to the terms of this Lease:

          (1) The failure of Lessee to comply with or to observe any terms, provisions, or conditions of this Lease performable by and obligatory upon Lessee, excluding the rent and other payment provisions hereof, within thirty (30) days after written notice by Lessor plus such additional time, not to exceed an aggregate of ninety (90) days, as is needed to cure the same so long as Lessee has commenced such cure within such 30-day period and such cure thereafter is continuously and diligently undertaken by Lessee;

          (2) The failure of Lessee to pay when due any portion of any installment of Monthly Rent (within ten (10) days after receipt of written notice thereof by Lessor) or any other monetary charge due from Lessee hereunder (within ten (10) days after receipt of written notice thereof by Lessor);

          (3) The assignment of this Lease (either directly or collaterally) or subletting of the Premises, or any part thereof, or other transfer prohibited by Paragraph 17 by Lessee without the prior written approval of Lessor;

          (4) The taking of Lessee's leasehold estate by execution or other process of law other than as provided in Paragraph 22;

          (5) The judicial declaration of Lessee as a bankrupt or insolvent according to law;

          (6) Lessee shall become insolvent, shall make an assignment for the benefit of creditors, shall make a transfer in fraud of creditors, shall generally not be able to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due;

          (7) The appointment of a receiver, guardian, conservator, trustee in involuntary bankruptcy, or similar officer by a court of competent jurisdiction to take charge of a substantial part of Lessee's property;

          (8)  The  filing  of  a  petition  for   involuntary   bankruptcy   or
     reorganization of Lessee pursuant to any provision of the Bankruptcy Code without subsequent dismissal thereof within sixty (60) days;

          (9) The filing by Lessee of a petition for bankruptcy, voluntary reorganization, or for an arrangement under any provision of the Bankruptcy Code;

     (b) Lessor's Remedies. Upon the occurrence of any events of default enumerated in Paragraph 27(a) hereof, in addition to the application of the Security Deposit described in Paragraph 4.f above, Lessor shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

          (1) Terminate this Lease by giving notice thereof to Lessee, in which event Lessee shall immediately surrender the Premises to Lessor and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor, and Lessee hereby agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including, but not limited to (i) all reasonable expenses necessary to relet the Premises, which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants, advertisements, and brokerage fees and (ii) any increase in insurance premiums cause by the vacancy of the Premises. Nothing contained in this Lease shall limit or prejudice the right of Lessor to seek and obtain in proceedings under any section or chapter of the Bankruptcy Code by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

          (2) Enter upon and take possession of the Premises and expel or remove Lessee or any other person who may be occupying the Premises, or any part thereof, without having any civil or criminal liability therefor, and, without terminating this Lease, Lessor may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Lessee in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term), and on such conditions (which may include concessions or free rent), and for such uses as Lessor in its absolute discretion may determine, and Lessor may collect and receive any rents payable by reason of such reletting. Lessee agrees to pay Lessor on demand all reasonable expenses necessary to relet the Premises, which shall include the cost of renovating, repairing, and altering the Premises for a new tenant or tenants and advertising and brokerage fees, and Lessee further agrees to pay Lessor on demand any deficiency that may arise by reason of such relenting. The word "deficiency" as used herein shall mean the negative difference, if any, between the average effective monthly rental from all sources received or to be received by Lessor during the term of any reletting during the remainder of the term after taking consideration and spreading all concessions, and the amount of base rent and other amounts payable per month that Lessor would have received had there been no termination times the number of months remaining in the term (excluding any extension terms not exercised). Lessor shall not have any duty or be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

          (3) Enter upon the Premises without having any civil or criminal liability therefor and do whatever Lessee is obligated to do under the terms of this Lease, and Lessee agrees to reimburse Lessor on demand for any reasonable expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action. Lessor shall not have any duty or be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

          (4) No re-entry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such reletting or re-entry to take possession, Lessor may at any time thereafter elect to terminate this Lease for a previous then continuing uncured default. No act or thing done by the Lessor or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same he made in writing by Lessor.

          (5) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, not shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions, and covenants herein contained. Lessor's acceptance of rent following an event of default hereunder shall not be construed as Lessor's waiver of such event of default. No waiver by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall he deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          (6) If this Lease shall be terminated by Lessor, and thereafter Lessee shall be liable for any deficiency in rent by way of damages or otherwise, then the rent, from and after the time of default resulting in such termination, shall be deemed to be the base rent that Lessor would have received had there been no termination.

     (c) Events of Default by Lessor and Lessee's Remedy. If Lessor shall fail to perform or comply with any term, provision or covenant of this Lease, and such failure should continue for a period beyond thirty (30) days after written notice thereof is given by Lessee to Lessor, then Lessee shall have the right to cure such default, and Lessor shall reimburse Lessee for all reasonable sums expended in so curing such default, provided however, that in the event such failure to comply with this Lease is not capable of being cured within such thirty (30) day period, Lessor shall have an additional period of sixty (60) days to cure such failure if Lessor commences to cure such failure within such thirty (30) day period and proceeds diligently to cure the same within such sixty (60) day period.

     (d) Attorney's Fees. In any case where Lessor or Lessee employs attorneys to protect or enforce its rights hereunder and prevails, then the non-prevailing party agrees to pay the other party reasonable attorney's fees incurred by the prevailing party.

     (e) Waiver. Failure on the part of Lessor or Lessee to complain of any action or non-action on the part of Lessee or Lessor, no matter how long the same may continue, shall never be deemed to be a waiver by Lessor or Lessee of any of its respective rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Lessor or Lessee shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Lessor or Lessee to or of any action by Lessee or Lessor requiring Lessor's or Lessee's consent or approval shall not be deemed to waive or render unnecessary Lessor's or Lessee's consent or approval to or of any subsequent similar act by Lessee or Lessor.

     (f) Lessor's Right to Cure Certain Potential Defaults. As to any failure of Lessee to comply with or to observe any terms, provisions, or conditions of this Lease performable by and obligatory upon Lessee as described in Paragraph 27
(a), if such failure has not been cured within the thirty-day period contemplated by Paragraph 27(a)(1), Lessor shall have the right to effect such cure, and Lessee agrees to reimburse Lessor on demand for any reasonable expenses which Lessor has incurred in connection therewith.

28. RIGHT OF FIRST REFUSAL.

     (a) Grant of Right of First Refusal. Lessor hereby grants to Lessee a right of first refusal ("Right of First Refusal") to purchase the Premises in accordance with the terms and conditions of this Paragraph 28.

     (b) Exercise of Right of First Refusal. In the event that Lessor at any time during the term of the Lease, including any extensions thereof, should receive an offer to purchase the Premises from an unrelated (as to Lessor) third party on terms, conditions and provisions that Lessor desires to accept, Lessor shall deliver a written notice to Lessee ("Right of First Refusal Notice") specifying in detail all of the terms, conditions and provisions of the offer and including a copy of any documents related thereto. Lessee shall have ten
(10) days following its receipt of the Right of First Refusal Notice in which to elect to exercise its Right of First Refusal to purchase the Premises on the same terms, conditions and provisions set forth in the Right of First Refusal Notice. Lessee shall exercise its Right of First Refusal by notifying Lessor in writing within such ten (10) day period that Lessee elects to exercise the Right of First Refusal in accordance with the Right of First Refusal Notice, and Lessee shall effect any deposit required under said notice within such ten (10) day period and the deposit shall be non-refundable irrespective of the terms of the third party offer. Failure by Lessee to so exercise the Right of First Refusal shall constitute a waiver of Lessee's Right of First Refusal as to that offer, and Lessor shall thereupon be free to enter into a contract with the third party submitting the offer on substantially the same terms, conditions and provisions as were contained in the Right of First Refusal Notice and, upon closing of such sale of the Premises, Lessee's Right of First Refusal shall terminate. For the purposes of this Paragraph 28 a contract entered into by Lessor for a purchase price not ten percent (10%) more or ten percent (10%) less than the purchase price in the Right of First Refusal Notice shall be deemed to be on substantially the same terms and conditions of the Right of First Refusal Notice. Notwithstanding the foregoing, if Lessor does not enter into a contract with the third party on substantially the same terms, conditions and provisions as were set forth in the Right of Refusal Notice within ninety (90) days following the date of the Right of Refusal Notice or, if Lessor does enter into such contract but the third party does not close its purchase of the Premises pursuant to the terms, conditions and provisions of the Right of Refusal Notice, Lessee's Right of First Refusal shall not terminate and shall remain in full force and effect.

     (c) Limitation on Applicability. Notwithstanding anything to the contrary contained herein, Lessee's Right of First Refusal shall apply only to a sale of the Premises alone. Lessor shall have the right to sell the Premises together with any adjoining property owned by Lessor, in which event the Right of First Refusal shall not apply. If Lessor sells the Premises together with other adjoining property, the Right of First Refusal shall terminate.

29. MEMORANDUM OF LEASE.

     On the Effective Date, Lessor and Lessee shall execute a Memorandum of Lease, in the form attached hereto as Exhibit "B" for recordation in Bexar County at the equal expense of both parties.

30. ENTIRETY-EXECUTION-SUCCESSION.

     This Lease merges and supersedes all prior negotiations, representations, and agreements, and constitutes the entire contract between Lessor and Lessee concerning the leasing of the Premises and the consideration therefor. This Lease and all options herein shall bind and inure to the benefit of the heirs, administrators, executors, successors and assigns of Lessor, and the successors and assigns of the parties hereto. The term "Lessor" as used in this Lease shall be construed as singular or plural to correspond with the number of persons or entities executing this instrument as Lessor. If more than one person or entity executes this instrument as Lessor, his, her, their, or its duties and liabilities under this Lease shall be joint and several.

31. LIMITATION OF LESSOR'S LIABILITY.

     Neither the partners of Lessor, nor their managers, officers, employees or other agents are personally, corporately or individually liable for any debt, act, omission or obligation of Lessor hereunder, and Lessee and all persons having claims against Lessor hereunder agree to look solely to Lessor and the property of Lessor for the enforcement of their rights hereunder. Additionally, Lessor' s liability hereunder shall be limited to the period of its ownership of the Premises, and upon the sale of the Premises to a bona fide third party that assumes Lessor's obligations under this Lease and written notice of such conveyance to Lessee, the Lessor so conveying the Premises shall have no further liability for the obligations of Lessor accruing from and after such sale.

32. EXECUTION DEADLINE.

     This Lease Agreement must be executed by the Lessee and returned to Lessor by August 2, 1996. If not executed and returned to Lessor by said date, this Lease Agreement shall become null and void and of no further force and effect.

33. SUBORDINATION.

     Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Premises. This subordination shall be self-operative without the necessity of the execution of any further instruments by Lessee, but upon the request of any present or future mortgagee, Lessor is hereby irrevocably vested with full power and authority, if it so elects, at any time, to subordinate this Lease to any mortgage hereafter placed upon the Premises by executing a written subordination instrument as attorney-in-fact for Lessee, and Lessee further agrees upon demand to execute any additional instruments subordinating this Lease as Lessor may request. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and if requested by Purchaser, Lessee agrees to attorn to the Purchaser. Notwithstanding the terms above, the subordination of this Lease to any mortgage, deed of trust or other mortgage lien hereafter placed upon the Premises shall he contingent upon the holder of any such lien ("Lienholder") entering into an agreement with Lessee, which shall provide, inter alia, that so long as there exists no default by Lessee under this Lease, Lessee's rights under this Lease shall not be terminated, affected, or disturbed by Lienholder or any purchaser or subsequent owner of the Premises in the exercise of any of such Lienholder's rights under the Lienholder's mortgage, deed of trust or other mortgage lien, nor in any other way under this Lease except in accordance with its terms.

     IN WITNESS WHEREOF, the said parties have caused this Lease to be executed on the day and year first above written.

                                        LESSOR:

                                        HERZBERG FAMILY PARTNERS, LTD.

                                        By: /s/
                                        ------------------------
                                        Name:
                                        Its:

                                        OAKTRAIL INVESTMENT CORP.

                                        By: /s/
                                        ------------------------
                                        Name:  Randy
                                        Its:  President

                                        DICKSON FAMILY INVESTMENTS, LTD.

                                        By: /s/ David C. Dickson
                                        ------------------------
                                        Name: David C. Dickson
                                        Its:  Manager

                                        CLULCKCORP INTERNATIONAL, INC.

                                        By: /s/ Steves Rosser
                                        ------------------------
                                        Name: Steves Rosser
                                        Its: Vice-President of Development

                                   EXHIBIT A

                               Plat is Attached.

            The field note description of the Premises will be added
                  to the Lease prior to the Commencement Date.

EXHIBIT 10.29

                              CONSULTING AGREEMENT

     THIS AGREEMENT, made this 6th day of November, 1996 by and between CluckCorp International, Inc. a Texas corporation (the "Company") and Global Equities Group, Inc., a New York corporation registered to do business as a broker/dealer and a member of the National Association of Securities Dealers ("NASD") (the "Consultant").

                               W I T N E S S E T H

     WHEREAS, the Consultant is in the business of assisting and consulting selected business enterprises in certain fields of activities, identified as but not limited to, obtaining and effectuating desired business relationships, arranging and underwriting corporate financing, advising on mergers and acquisitions reorganizations and developing corporate strategy; and

     WHEREAS, the Company recognizes the experience and knowledge of the Consultant and further recognizes that it is in the best interest of the Company to engage the consulting services of the Consultant; and

     WHEREAS, the Company desires to retain the services of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Engagement.   The  Company  hereby  engages  the  Consultant,  and  the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall begin on the date hereof and shall continue until October 31, 1997 unless earlier terminated in accordance with paragraph 9 herein. This Agreement is renewable for a consecutive term upon the written confirmation of both parties to this Agreement.

     3. Duties. The Consultant will provide the Company with general corporate advisory services regarding the U.S. capital markets including, but not limited to, any of the following:

     (A) Conduct feasibility study on viability of secondary equity offering and/or debt offering in U.S.

     (B) The implementation of, short-range and ,long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (C) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

     (D) Advice and recommendations regarding corporate financing including the structure, terms and contents of bank loans, institutional loans, private debt-funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

     4. Consulting Services Compensation. The sole and exclusive compensation of the Consultant for the duties described in paragraph 3 of this Agreement shall be a fee of $144,000 payable as follows:

     (A) A $60,000 payment payable to the Consultanton November 1, 1996 (the "Deposit"); and

     (B) Seven monthly installment payments payable to the Consultant of $12,000 per month commencing on April 1, 1997 and Payable on the first of each month.

     Consultant in providing the foregoing services, shall be responsible for all out-of-pocket costs, including, without limitation, travel, lodging, telephone; postage and Federal Express charges. The Consultant shall keep time records and copies of expenses in connection with this project.

     In the event of the termination of this Agreement prior to April 1, 1997, the Company agrees to pay Consultant for any consulting services already performed or in process on a prorata basis up to the date of termination with the balance of the Deposit reimbursed by the Consultant to the Company. The final payment shall be a proration of the Deposit, to be computed by multiplying the Deposit amount ($60,000) by a fraction, the numerator of which is the actual number of days the Consultant was under contract and the denominator which is 150.

     In the event of the termination of this Agreement on or after April 1, 1997, the Company agrees to pay Consultant for any consulting services already performed or in process since the last monthly payment on a pro rata basis. The final payout shall be a proration of the monthly installment payment that the Consultant would have received on such next installment date, to be computed by multiplying the next installment payment by a fraction, the numerator of which is the actual number of days the Consultant was under contract since the previous monthly installment period and the denominator of which is 30.

     5. Nature of Engagement. The Consultant is being engaged by the Company as an independent contractor and shall receive a Form 1099 for each tax year compensation is tendered. Nothing in this Agreement shall be construed so as to create an employer-employee relationship.

     6. Representations and Warranties

          A. By the Company

                    (i) This Agreement has been duly authorized by all necessary corporate action on the part of the Company

                    (ii) The person  executing  this  Agreement on its behalf is duly authorized to do so and this Agreement is binding upon the parties thereto.

                    (iii) The Company  shall be deemed to have made a continuing representation of the accuracy of any facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material information and data supplied by the Company.

          B. By the Consultant

                    (i) This Agreement has been duly authorized by all necessary corporate action on the part of the Consultant.

                    (ii) The person  executing this  Agreerqent on its behalf is duly authorized to do so and this Agreement is binding upon the parties thereto.

     7. Termination.

     This Agreement may be terminated by either party on thirty day's notice (the "Notice Period") in the event that:

          A. There is any breach or non-performance by the breaching party of any of the material terms of this Agreement that has not been cured within the Notice Period; or

          B. Any material interpretation or warranty made herein by the breaching party is not true or ceases to be true.

          C. Notwithstanding the above, the Company agrees to pay the Consultant for any consulting services already performed or in process pursuant to
     Section 4, above.

     8. Indemnity

     A. Subject to the conditions herein set forth, the Company agrees to indemnify and hold harmless the consultant and each person, if any, who controls consultant within the meaning of Section 15 of 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expenses whatsoever (including but not limited to any and all expense reasonably incurred in investigating, procuring or defending against any litigation, commenced or threatened, or any claim) to which any of the aforesaid parties may become subject, under the 1933 Act or otherwise, insofar as such loss, liability, claim and expense arise out of or are related or based upon:

          (i) any untrue statement of material fact provided by the Company to the Consultant, relating to any provision or services rendered by the consultant as provided herein;

          (ii) omission by the Company to state in any materials, filings or in any amendment or supplement thereto provided by the Company to the Consultant; and

          (iii) any misrepresentation by the Company in this Agreement or any breach of warranty by the Company with respect to this Agreement. The Company will reimburse Consultant and each such other controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, or action.

     9. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

To the Consultant:  Michael Christ
                    Global Equities Group, Inc.
                    5 Hanover Square
                    New York, New York

To the Company:     CluckCorp International, Inc.
                    1250 N.E. Loop 410, Suite 335,
                    San Antonio, Texas 78209

With a copy to:     Gary A. Agron, Esq.
                    5445 DTC Parkway
                    Site 320
                    Englewood, CO 80111

Any notice otherwise shall be deemed given when actually received by the recipient.

     10. Miscellaneous.

     (A) Governing Law. The provisions of this Agreement shall be governed by the laws of the State of New York and the parties agree to submit themselves to the jurisdiction of the Courts of New York and this Agreement shall be binding and shall inure to the benefit of each Exchange and their respective successors. No person other than the Exchanges shall be entitled to claim any right or benefit under this Agreement.

     (B) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

     (C) Entire Agreement. This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

     (D) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

     (E) Day(s). Reference in this Agreement to "day" or "days" refers to calendar days, but if a referenced date falls on a Saturday, Sunday or federal holiday, it will be deemed to fall on the next calendar day that is not a Saturday, Sunday or federal holiday.

     (F) Confidentiality. Except as may otherwise be required by law, the provisions of this Agreement shall remain strictly confidential. To the extent permitted by law, the Board of Directors of the Company shall ensure that no person other than members of the Board of Directors of the Company and appropriate officers of the Company are made aware of the terms of this Agreement. In addition, neither the Company nor the Consultant shall, either directly or indirectly through their respective employees, planners, joint ventures, agents, or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provisions of this Agreement, without the express written consent of both parties to this Agreement.

     (G) Specific Performance. Strict compliance shall be required with each and every provision of this Agreement. The parties hereto agree that breach of this Agreement shall result in irreparable damage, and that specific performance of these obligations may be obtained.

     (H) Additional Documents. The Company agrees to execute such other documents and agreements to effect the purposes of this Agreement, as the Consultant may request from time to time.

     (I) Assignment. The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties.

     (J) Counterparts. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

     (K) Severability. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (L) Dispute Procedure. Any dispute, controversy or claim arises out of, or in connection with this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted on an expedited basis in the New York area by an independent arbitrator selected by the American Arbitration Association. The arbitration shall be subject to, and the arbitrator shall have the powers and rights afforded by, the rules of the American Arbitration Association. The decision of such arbitrator, including any award of attorney's fees and costs, may be entered into any court with jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set above written.

                                   CLUCKCORP INTERNATIONAL, INC.

                                   By:  /s/ D. W. Gibbs
                                   --------------------
                                   Name: D. W. Gibbs
                                   Title: President

                                   By: /s/ William G. Gallager
                                   ---------------------------
                                   Name:    William G. Gallager
                                   Title:   Chairman of the Board of Directors

                                   GLOBAL  EQUITIES GROUP, INC.

                                   By: /s/ Michael Christ
                                   ----------------------
                                   Michael Christ, President

                         ANNOUNCEMENT TO WARRANT HOLDERS


All holders of warrants which expire on December 31, 1997 are subject to a new exercise opportunity that has recently been approved by the Board of Directors. If, as a warrant holder, you elect to exercise your warrants prior to the close of business January 15, 1997, the company has agreed to give you piggy back registration rights on the stock underlying the warrants at any time that we file a registration statement following your exercise on January 15, 1997. It is currently contemplated that we will be filing a registration statement on or after January 15, 1997 thus your stock would be included * in this registration. Should you exercise and elect not to be included in the January registration or should this registration be postponed or not become effective, you will have demand registration rights at any time after July 9, 1997. If you do not elect to exercise your warrants on or before January 15, 1997 and take advantage of this offer, your warrants will expire on December 31, 1997 and if you elect to exercise your warrants without taking advantage of this opportunity, you will not be able to sell the warrants except under Rule 144 which would normally prevent a public sale until two years following the date of exercise.


* All shares that will be registered under these terms and conditions will have a lockup provision until August 10, 1997.

EXHIBIT 10.31
                              REAL PROPERTY LEASE


     THIS REAL PROPERTY LEASE ("Lease") is made and entered into as of the latest date of execution by the parties hereto, by and between NANCY GLASS WEST ("Landlord"), and CLUCKCORP INTERNATIONAL, INC. ("Tenant"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property and all improvements thereupon ("Premises"), situated in the City of Alamo Heights, County of Bexar, and State of Texas, and commonly referred to as 4620 Broadway, and as more particularly described on Exhibit "A" attached hereto. Tenant will use the Premises in accordance with the provision regarding Use, below.

2. TRIPLE NET LEASE. This is a triple net Lease. Tenant, in addition to the payment of "Rent" (as hereinafter defined) shall also pay and be responsible for all taxes, insurance, repairs and maintenance relating to the Premises.

3. TERM, COMMENCEMENT DATE.

     a. Term. The term of this Lease ("Term") shall consist of the "Primary Term" and may include one or more "Option Terms."

     b. Primary Term. The primary term of this Lease ("Primary Term") shall be ten (10) years. The Primary Term shall commence on the "Effective Date" (as hereinafter defined) and shall end at 12: 01 A.M. on the date which is ten (10) years after the Effective Date.

     c. Option Terms. The Tenant shall have two (2) rights to extend the Term of this Lease for two (2) separate five (5) year terms ("First Option Term" and "Second Option Term", respectively, or sometimes an "Option Term"). The First Option Term shall commence immediately upon expiration of the Primary Term, if at all. The Second Option Term shall commence immediately upon the expiration of the First Option Term, if at all. The First Option Term must be exercised by the Tenant sending written notice of the exercise of this option to the Landlord, not more than one hundred twill (120) days nor less than sixty (60) days prior to the expiration of the Primary Term. The First Option Term shall end at 12:01 A.M. on the date which is five (5) years after the expiration of the Primary Term. The Second Option Term must be exercised by the Tenant sending written notice of the exercise of this option to the Landlord, not more than one hundred twenty (120) days nor less than sixty (60) days prior to the expiration of the First Option Term. These rights and options are wholly conditioned and contingent upon (i) the Tenant not being in default beyond the applicable cure periods under this Lease upon the exercise of an option, (ii) the Premises being maintained in good condition by Tenant, normal wear and tear excepted, (iii) in addition to the conditions above, the Second Option Term is conditioned and contingent upon the exercise of the First Option Term.

     d. Effective Date. The term "Effective Date" shall mean the date which is the earlier of (i) the date upon which Tenant first occupies and opens for business at the Premises, (ii) thirty (30) days after approval of the "Plans" (as hereinafter defined) by the City of Alamo Heights, or (iii) March 20, 1997. The term "Lease Year" shall mean any period of twelve (12) calendar months commencing on the Effective Date or an anniversary thereof and ending on the last day of the twelfth (12th) month thereafter.

4. RENT.

     a. Triple Net Expenses. From and after the Effective Date triple net expenses will be payable by Tenant; i.e. taxes, insurance, repairs and maintenance.

     b. Primary Term Rent. During the Primary Term of this Lease, Tenant shall pay to Landlord, as rent ("Rent") for the Premises, the sums set forth below, plus triple net expenses.

     (1) Commencing on the Effective Date, the Tenant shall pay to the Landlord, as Rent, through and including the last day of the sixtieth
          (60th) month after the Effective Date, the net sum of $4,887.50 per month. If the Effective Date is a day other than the first day of a month, the Rent for the first and last month of this period shall be prorated. In addition, Tenant shall pay all triple net expenses, i.e., taxes, insurance, repairs and maintenance.

     (2) Commencing on the first day of the first month following the above, the Tenant shall pay to the Landlord, as Rent, through and including the end of the Primary Term, the net sum of $5,312.50 per month. If the Effective Date is a day other than the first day of a month, the Rent for the first and last month of this period shall be prorated. In addition, Tenant shall pay all triple net expenses, i.e. taxes, insurance, repairs and maintenance.

     c. Option Term Rent. During the Option Terms of this Lease, Tenant shall pay to Landlord, as Rent for the Premises, the sums as set forth below.

     (1) During the First Option Term, Tenant shall pay to Landlord, as Rent, the net sum of $5,843.75. In addition, Tenant shall pay all triple net expenses, i.e. taxes, insurance, repairs and maintenance.

     (2) During the Second Option Term, Tenant shall pay to Landlord, as Rent, the net sum of $6,429.12. In addition, Tenant shall pay all triple net expenses, i.e. taxes, insurance, repairs and maintenance.

     d. Payment Date. Rent is payable in advance on or before the first (1st) day of each and every calendar month, at the address of Landlord set forth herein, without demand, abatement, deduction or set off.

     e. Late Payment of Rent. if any  installment of Rent is not paid within ten
(10) days after the date said installment is due, it shall bear interest at the maximum lawful non-usurious rate of interest ("Maximum Rate") from the due date to the date of payment. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of any amounts due as Rent will cause Landlord to incur administrative, collection, processing and other costs and expenses not contemplated by this Lease, the exact amount of which costs being extremely difficult or impractical to fix. If any installment is not received by Landlord from Tenant by the tenth (10th) day of the month for which such installment is due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such installment. Tenant agrees that this late charge is fair compensation to Landlord for its loss suffered by such nonpayment of Tenant. Acceptance of any late charge imposed hereunder shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. All agreements herein are expressly limited so that, in no event, will Landlord contract for, collect or receive interest in excess of the Maximum Rate.

     f. Sums Expended. In the event Tenant, at any time, does not strictly comply with all of the terms, covenants and conditions of this Lease, Landlord may, without obligation, but following notice to Tenant, elect to perform on behalf of Tenant. In such event, any amounts expended by Landlord shall be immediately due and payable by Tenant to Landlord as additional Rent hereunder, shall bear interest at the Maximum Rate from the date expended by Landlord to the date of payment, and in the event of nonpayment thereof, Landlord shall be entitled to exercise all of its remedies for Tenant's failure to pay Rent as set forth herein.

5. RENT AND SECURITY DEPOSITS.

     a. Rental Deposit. Landlord acknowledges the receipt of the sum of $4,887.50 as a prepayment of the first fall month's Rent (the "Rental Deposit"). Landlord shall have the right to commingle the sums so deposited with other funds of Landlord. Upon default by Tenant hereunder, Landlord shall have the right, without notice, to off-set the sums so deposited against the obligations of Tenant hereunder, and shall off-set such sum against the first month's Rent at the time the same shall be due.

     b. Security Deposit. Landlord acknowledges the receipt of the sum of $5,312.50, as prepayment of the last month's Rent for the Primary Term of the Lease (the "Security Deposit"). Landlord shall have the right to commingle the sums so deposited with other funds of Landlord. Upon default by Tenant hereunder, Landlord shall have the right, without notice, to off-set the sums so deposited against the obligations of Tenant hereunder. The Security Deposit shall remain on deposit with Landlord during the entire Term of this Lease, In the event of an off-set of the Security Deposit upon demand from Landlord, Tenant shall restore the Security Deposit to the original amount thereof

     c. Letter of Credit. On or before the earlier of February 19, 1997 or the date upon which the City of Alamo Heights shall approve the Plans, Tenant shall deposit with Landlord an irrevocable letter of credit (together with all renewals and replacements, the "Letter of Credit" or a "Letter of Credit") in the amount of $100,000.00, which shall be available to Landlord at sight, upon the presentation of a certificate from Landlord stating that a default has occurred in the payment or the performance of the Lease and Tenant has failed to cure same within the applicable cure period. In particular, the Letter of Credit shall secure the obligation of the Tenant to remodel the Premises and open for business on or before the "Commencement Date" (as hereinafter defined), and thereafter the payment and the performance of the other terms and conditions of the Lease. The initial Letter of Credit shall provide for replacement by a Letter of Credit in the amount of $50,000.00 upon the completion of remodeling in accordance with the Plans approved by the Landlord and the City of Alamo Heights on a lien free basis and Tenant's opening for business. The initial Letter of Credit in the amount of $100,000.00 shall be for a term of no less than nine (9) months and each Letter of Credit thereafter shall be for a term of not less than twelve (12) months and each Letter of Credit shall provide for automatic payment thirty (30) days prior to expiration if not renewed or replaced for an additional twelve (12) months, and continuing in such manner for the first sixty-six (66) months of the Primary Term. After the Letter of Credit in the amount of $50,000.00, each subsequent Letter of Credit shall be for a sum of $10,000.00 less than the previous Letter of Credit. At the end of the first sixty-six (66) months of the Primary Term, the Letter of Credit shall be released to the Tenant.

6. CONDITION OF THE PREMISES.

     a. "AS IS." Tenant agrees that it has examined and knows the condition of the Premises and every part thereof and improvements thereon, and that no statements or representations as to the condition or repair of the Premises have been made by or for Landlord prior to or contemporaneously with the execution of this Lease. TENANT ACCEPTS THE PREMISES AND THE IMPROVEMENTS THEREON IN AN "AS IS, WHERE IS CONDITION, SUBJECT TO ALL FAULT," AND LANDLORD EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     b. Contingency. The obligations of Tenant hereunder are contingent upon Tenant procuring approval for the construction of the "Tenant's Work" as hereinafter defined, in accordance with the Plans, approved by the City of Alamo Heights. If Tenant has not procured the approval of the Plans by Landlord and the City of Alamo Heights by February 19, 1997, Tenant may upon notice to Landlord delivered no later than 10:00 p.m. February 19, 1997 (the "Contingency Date") terminate this Lease, and the Rental Deposit and the Security Deposit, less the legal fees incurred by Landlord shall be returned to Tenant.
Additionally, if Landlord and Tenant have not signed the "Non-Fixture Letter" (as defined below) by the Contingency Date, Tenant may elect to terminate this Lease as provided above. Upon termination this Lease shall be null, void and of no further force and effect. Until the Contingency Date, Landlord may continue to show the Premises to potential tenants, subject to the rights of Tenant and will clearly inform all prospects that the Premises will not be available unless Tenant's Plans are not approved by The City of Alamo Heights. If Tenant shall not terminate this Lease on or before the Contingency Date, the right to terminate shall expire. This contingency applies only to (i) the failure or refusal of the Landlord and/or the City of Alamo Heights to approve the Plans or
(ii) the failure to sign the Non-Fixture Letter, and is not a general contingency for any other purpose.

7. CONSTRUCTION OBLIGATIONS.

     a. Tenant's Work. The Tenant has represented to Landlord that it intends to expend approximately Two Hundred Thousand and No/100 Dollars ($200,000.00) to remodel the Premises and to open a restaurant in the Premises and agrees that it must expend not less than One Hundred Thousand and No/100 Dollars ($100,000,00) on improvements to the building, landscaping and signage for the Premises. The Tenant has agreed to make improvements to the Premises and coordinate all work necessary to complete all exterior and landscaping work described below and to cause a portion, but not less than one-half of the useable square footage of the Premises to be a first class commercial restaurant facility, and to finish-out as a shell space, the balance of the Premises for a compatible use. The footprint for the building and improvements shall not be modified or changed. Without limiting the work Tenant may choose to do, upon approval by the City of Alamo Heights of Tenant's Plans, the following work will be necessary and will be performed by Tenant at its expense ("Tenant's Work"):

     (1) remodel, enlarge or expand bathrooms and assure compliance with handicapped access statutes, including the Americans with Disabilities Act;

     (2)  construct and repair the interior walls;

     (3)  fix up, repair or replace the roof and ceiling;

     (4)  exterior and interior clean up, paint and repair;

     (5)  carpet, vinyl or other appropriate floor coverings;

     (6) repair or replace refrigeration/freezer equipment or remodel space for other appropriate restaurant use and relocate refrigeration/freezer equipment;

     (7) repair, replace or remove the pole sign in the front of the building (as allowed by the City of Alamo Heights);

     (8)  exterior landscaping and lighting; and

     (9)  install sinks, stoves, refrigerators and other required fixtures.

     Tenant shall be responsible for the supervision and control of all contractors, laborers and artisans in the performance of Tenant's Work. Tenant shall protect and maintain the existing HVAC units which are located on the roof and shall not damage such equipment in its remodeling. Landlord shall have no responsibility to Tenant or any third party to review or approve any work or to supervise or control any contractor, but reserves the right to determine that the resulting remodeling and improvements are in accordance with the "Plans." If required by The City of Alamo Heights, Landlord shall bear the cost of one new grease trap for the improvements.

     b. Prior Approval. Copies of drawings, preliminary plans, elevations and other matters submitted to the City of Alamo Heights by Tenant will, at the same time be submitted to Landlord. Prior to (i) final approval of any plans by the City of Alamo Heights, and (ii) prior to commencing any construction, the Tenant shall deliver to Landlord for approval final plans and specifications ("Plans") and all building permits and variances ("Permits") for the construction. If Landlord has failed to disapprove such Plans, by notice in writing to Tenant within seven (7) business days of Landlord's receipt of same, then Landlord shall be deemed to have approved the Plans. No contract will be let nor contractor hired until the Landlord has approved the Plans and the Permits have been issued. The Tenant shall employ only reputable, experienced contractors. Each contract shall contain an express waiver of any mechanic's or materialman's lien rights.

     c. Quality of Work. Tenant shall commence construction promptly upon approval of the Plans by The City of Alamo Heights and in no event later than March 30, 1997. Tenant agrees to promptly complete all construction. Upon commencement of construction, Tenant shall reasonably complete all such improvements in a good and workmanlike manner, in accordance with the Plans and the Permits, and free and clear of all liens and encumbrances of any kind no later than one hundred twenty (120) days after the Effective Date, subject to the terms of Section 31(1) below, but in no event later than one hundred fifty
(150) days after the Effective Date (the "Commencement Date") and to open for business upon completion thereof

     d. Insurance. Tenant shall maintain an "all builder's risk policy" naming Landlord as additional insured, and provide the Landlord with a certificate of insurance prior to commencement of any work.

     e. Lien Waivers. Upon completion of the construction and prior to opening for business, Tenant will provide Landlord with evidence of the payment of all bills for labor and material and provide full and final lien waivers for each contractor, subcontractor and materialman.

     g. Bonded Contracts or Other Security. Prior to the commencement of any construction for permitted alterations, Tenant shall furnish to Landlord a written, itemized cost estimate, and a payment, performance and labor and materials bond for any general contractor, or for each major sub-contractor as required by Landlord, with coverages satisfactory to Landlord. Alternatively, Tenant may provide for each contract, cash, letters of credit or other security for the performance of such contract prior to the commencement of work.

8. QUIET ENJOYMENT. Landlord agrees that if Tenant is not in default hereunder, Tenant's quiet and peaceable enjoyment of the Premises during the Term of this Lease shall not be disturbed by Landlord.

9. USE. Tenant shall use and occupy the Premises solely for the business of a first class restaurant and a compatible sub-tenant and for no other purpose without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. In no event will any use be allowed which might adversely impact or damage the character or reputation of the Premises.

10. LAWS AND STANDARDS. Tenant agrees not to use or suffer or permit to be used the Premises or any part thereof for any purpose or use in violation of any laws or ordinances or the regulations of any governmental authority, or in any manner which constitutes waste or a nuisance or unreasonable annoyance to the owners or occupants of adjoining or neighboring property, or that will injure the reputation of the Premises. Tenant shall promptly comply with all laws, ordinances, rules and regulations of all Federal, state, county and municipal governments now in force or that may be enacted hereafter, with all directions, rules and regulations of the fire marshal, health officer, building inspector or other proper officers of the governmental agencies having Jurisdiction and with such standards established from time to time by the National Board of Fire Under-writers of the National Fire Protective Association, or any similar bodies which are applicable to Tenant's use and occupancy of the Premises. Tenant shall, upon prior written consent of Landlord, at Tenant's sole cost and expense, make all repairs, replacements and alterations to the Premises which are or hereafter may be required in order to comply with the foregoing. Tenant agrees that it will not use the Premises for any extrahazardous purpose, or do, suffer or permit any act to be done in or about the Premises which will increase any insurance rate with respect thereto, or which will violate, suspend, void or make inoperative any policy or policies of insurance of any kind at the time carried with respect to the Premises or the building or improvements thereon, Tenant shall indemnify and save Landlord harmless from any penalties, damages or charges imposed for any violations of the covenants herein, whether occasioned by neglect, omission or willful act of Tenant, or any other person upon said premises by license or invitation of Tenant or holding or occupying the same or any part thereof under or by right of Tenant.

11. UTILITIES AND OTHER COSTS. Tenant shall pay for all water, fuel, light, power, heat, telephone, sewer and rubbish services or other utility services supplied to the Premises, as well as all other similar costs and expenses which are customarily paid by tenants under triple net leases.

12. REPAIR AND MAINTENANCE. Landlord shall have no obligation, express or implied for repair and maintenance. Tenant shall keep and maintain the Premises in a clean and sanitary order and in good condition and repair. Tenant shall make such structural and nonstructural repairs and replacements to the Premises as may from time to time be necessary or required for the proper use thereof.

13. ALTERATIONS; SIGNS.

     a. Except the improvements set forth above or set out in the Plans, Tenant shall not have the right to make non-structural changes or alterations to the building or improvements on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and Tenant shall not have the right to make structural changes or alterations, to the building and improvements on the Premises, or to tear down or remove any buildings or improvements, without the prior written consent of Landlord. Prior to the commencement of any construction for permitted alterations, Tenant shall furnish to Landlord plans and specifications, a written, itemized cost estimate and a performance and labor and materials bond with coverages satisfactory to Landlord.

     b. Tenant shall have the right, at Tenant's sole cost, to erect, install, maintain, and operate on the Premises such equipment, trade and business fixtures, and signs as Tenant may deem advisable for the operation of Tenant's business (subject to the provisions of this paragraph), which can be REMOVED without damage to the improvements and building of the Premises and which are not screwed, nailed or plumbed into the Premises, except as specified in a letter after this date, to be delivered, approved and signed by Landlord and Tenant no later than the Contingency Date (the "Non-Fixture Letter"), and such shall not be deemed to be part of the Premises, but shall remain the property of Tenant. All such installations shall be effected in compliance with applicable governmental laws, ordinances and regulations and shall not materially injure or deface the improvements or the building of the Premises. Tenant shall submit to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, drawings of the signs which Tenant intends to install on the Premises, together with its plans and specifications. At any time during the term of this Lease, Tenant shall have the right to remove its equipment, trade or business fixtures, signs and other personal property described in the Non-Fixture Letter from the Premises provided that (i) Tenant is not then in default, and (ii) Tenant shall repair any damage to the improvements and building of the Premises resulting from such removal. All permanent improvements and fixtures ("Fixture") installed by the Tenant upon the Premises shall become a part of the Premises and shall immediately upon such installation become the property of the Landlord. Once installed in the Premises, Fixtures may not be removed from the Premises without the instruction or consent of the Landlord. The term Fixture, shall include such matters as sinks, vent-a-hoods, built-in or walk-in refrigeration equipment, built-in stoves and ovens, counter-tops and other such items which are permanently installed in the Premises and cannot be removed without damage to the improvements and building of the Premises or which are screwed, nailed or plumbed into the Premises, except as specified in the Non-Fixture Letter described above.

14. LIABILITY INSURANCE.

     a. On the date of execution of this Lease, Tenant will procure, maintain and keep in force, comprehensive general liability insurance for claims for bodily injury, death or property damage, occurring in or about the Premises, with a limit of one million ($1,000,000.00) each occurrence for bodily injury or death to any one person, or property damage with a general policy aggregate of $2,000,000.00, or such greater amounts as Landlord may require. Coverage shall specifically include liquor dram-shop coverage if alcoholic beverages are sold by Tenant and products liability coverage. Landlord shall be named as an additional insured, Tenant shall provide certificates of such insurance to Landlord prior to the Effective Date. Landlord shall have the right to require that the amount of such insurance be increased by a reasonable amount, not more often than annually within thirty (30) days' written notice from Landlord to Tenant. Tenant may carry greater coverage for the risks set forth above. Said policies shall provide that they may not be canceled without thirty (30) days' written notice to Landlord.

     b. If Tenant shall not provide evidence of insurance, Landlord may, at its option, cause such insurance to be issued and, Tenant shall pay the premiums for such insurance, which shall be deemed additional Rent, promptly upon demand by Landlord.

15. FIRE/EXTENDED COVERAGE INSURANCE.

     a. On or before the earlier of (i) commencement of construction of any improvement to the Premises by Tenant or (ii) the Effective Date, Tenant shall provide to Landlord an "All Risk" Builder's insurance policy or policies of insurance, in form, content and amount reasonably satisfactory to Landlord. The builder's insurance policy shall continue until first occupancy of the Premises by Tenant. Prior to first occupancy of the Premises, the Tenant shall procure, at its expense, a standard form policy or policies of insurance providing coverage against loss by fire, extended coverage, vandalism and malicious mischief insurance on the building and other improvements constructed upon the Premises in an amount equal to one hundred percent (100%) of the full replacement value of the building (exclusive of foundations) and improvements, without deduction for depreciation. Any policy or policies providing such coverage shall contain the so-called special extended coverage all risk and agreed amount endorsements. If necessary to determine a current replacement value or required for insurance purposes, Tenant shall have the improvements on the Premises appraised. If the full replacement value of the building shall change, then the Tenant shall immediately adjust the amount of insurance. Tenant shall also procure, at its expense, liability insurance in amounts deemed reasonably satisfactory to Landlord. Tenant shall fully cooperate with Landlord and the carrier of any insurance hereunder.

     b. On or before delivery of any policy or policies of insurance required by this Lease by Tenant, and thereafter, not less than thirty (30) days prior to the expiration of the policy or each renewal of the policy or policies of insurance, the Tenant shall pay the entire cost of the insurance required hereby. Failure to pay for the insurance required hereby and/or to provide evidence of the existence of such insurance in the form and amount required hereby shall be a default hereunder.

     c. Any loss or losses payable under such policy or policies of insurance shall be made payable to Landlord. Tenant shall cause Landlord to be named as the additional insured under the insurance required hereby.

     d. Except as herein otherwise provided, if the building or other improvements shall be damaged or destroyed during the Term by fire or other casualty, upon the demand of Landlord, Tenant promptly after adjustment of the insurance claim, and the agreement of the Landlord to make the proceeds available to the Tenant to restore the improvements, Tenant shall repair and restore the building and improvements to approximately the same condition as existed immediately prior to the date of such damage or destruction.

     e. Except as herein otherwise provided, if the Premises or any part thereof or its furniture, equipment and fixtures therein shall be destroyed or damaged, such fact shall not affect the provisions of this Lease (any law, rule or regulation to the contrary notwithstanding), and Tenant's obligations under this Lease, including the payment of Rent, additional rent and other charges, shall continue without abatement of any kind.

     f. All insurance required hereby shall be placed in companies qualified to do business in the State of Texas and having a rating of AAA or better by Best's Insurance Reports unless otherwise approved by Landlord. Tenant shall furnish Landlord with certificates of such policies of insurance promptly following their initial issuance and thereafter, Tenant will deliver to Landlord certificates of renewal at least thirty (30) days prior the expiration of the policy or renewal of the policy of insurance. If Tenant shall not provide evidence of insurance, Landlord may, at its option, cause such insurance to be issued and, Tenant shall pay the premiums for such insurance, which shall be deemed additional Rent, promptly upon demand by Landlord.

     g. Any other provision of this Lease to the contrary notwithstanding, if the Premises shall be damaged or destroyed to the extent of fifty percent (50%) or more of their then insurable value during an Option Term, Tenant shall have the right, but not the obligation, to elect to cancel or terminate this Lease; said right shall be exercised in writing and delivered to Landlord within sixty
(60) days after the date of such occurrence as set forth in this paragraph. Upon such termination, Landlord shall be entitled to all insurance proceeds covering the Premises (but not covering Tenant's equipment, trade or business fixtures or personal property, furnishings or furniture) resulting from such damage or destruction,

     h. The Tenant acknowledges that the insurance provided above insures only the building and improvements and not its contents and Tenant will procure renter's or other coverage as it deems necessary.

16. LIENS.

     a. To secure the payment of all Rent, other sums due and to become due hereunder, and the performance of all of the Tenant's other obligations hereunder, Tenant hereby grants to Landlord a contract lien on and security interest in all furniture, trade fixtures, equipment (except ice machines, electric dishwashers, and vending machines which are leased), and any and all other personal property of any kind or character which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such personal property. All exemption laws are hereby waived by Tenant. This lien and security interest are given in addition to and not in lieu of Landlord's statutory lien and shall be cumulative thereto. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser at any sale upon being the highest bidder. Upon request of Landlord, Tenant shall execute Uniform Commercial Code financing statement relating to this security interest.

     b. Landlord agrees that it will subordinate its landlord's lien, whether present or future, whether constitutional, statutory or contractual, or claims against any of Tenant's fixtures and personal property, which are described in the Non-Fixture Letter, to the purchase money security interest of Tenant's suppliers and institutional financial sources, provided that the subordination shall (i) be available for personal property described in the Non-Fixture Letter only, (ii) be for purchase money amortizing indebtedness (no blanket liens),
(iii) when Tenant is not in default hereunder, (iv) in form acceptable to Landlord in its reasonable discretion, (v) provide that the subordination shall lapse if a default occurs in the Lease and Landlord notifies the purchase money lender of such default and the lender does not remove the property so encumbered, within thirty (30) days after the expiration of any grace or curative period for such default, and (vi) in no event be construed to require Landlord to subordinate its fee interest.

     c. Tenant agrees and covenants that it will not allow any mechanic's liens, or other liens for any labor performed or materials furnished which may cloud or impair title to the Premises, and that if any such liens shall arise, Tenant shall promptly remove such liens and that the same shall be discharged of record at Tenant's expense within ten (10) days after request from Landlord. In the event Tenant fails to discharge any lien after the request of Landlord, Landlord may cause to be issued, a bond for said lien and the cost shall be deemed additional Rent, and shall be due and payable upon written demand from Landlord to Tenant. Notwithstanding the above, the Tenant will not be responsible for mechanic's liens or other liens arising from the items of Landlord's Work.

17. INDEMNITY. Landlord shall not be liable for any damage or liability of any kind, for any injury or death of persons, or damage to property of Tenant or any other person occurring from and after the date of execution of this Lease, from any cause whatsoever, by reason of the use or occupancy of the Premises by Tenant or any person thereon or holding under Tenant. Tenant shall indemnity and save Landlord harmless from all liability whatsoever, on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use or occupancy of the Premises and its facilities, or any repairs, alterations or improvements which Tenant may make to the Premises.

18. WAIVER OF SUBROGATION. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or property of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. The parties further agree neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease and each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any covered damage.

19. PROPERTY TAXES.

     a. Taxes. From the Effective Date of this Lease, Tenant shall pay all taxes, assessments, levies, fees, water and sewer charges, sales and use taxes and all other governmental charges, general and special, ordinary and extraordinary, and whether or not within the contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (i) the Premises, (ii) any Rent, (iii) this Lease; or (iv) any personal property owned or leased by Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, income, profits or revenue taxes of Landlord, unless any such tax is imposed or levied upon or assessed against Landlord in substitution for or in place of any other tax, assessment, charge or levy referred to in the paragraph above.

     b. Apportionment. All property taxes and assessments that shall become due and payable during the first and last years of the Term of this Lease, shall be apportioned pro rata between Landlord and Tenant in accordance with, the respective number of months during which the Tenant occupies the Premises and shall be based on the taxing authority's year. For the first year of the Term of this Lease, Tenant shall pay Landlord its pro rata share of the taxes for the current year within ten (10) days of the presentation by Landlord to Tenant of the tax bill for the current year.

     c. Contesting Assessment. Tenant, at its expense, shall have the right to contest the amount or validity of any tax or assessment imposed against the Premises, but Landlord shall not be liable for any expenses, including attorney's fees, in connection therewith. Landlord will cooperate with Tenant in its contest of any tax or assessment imposed against the Premises.

     d. Method of Payment. Tenant shall pay all taxes and assessments at least thirty (30) days prior to the latest date upon which such taxes and assessments may be paid prior to delinquency or other costs, expenses or charges being added thereto. Tenant shall provide written evidence of the timely payment of taxes and assessments within ten (10) days of payment thereof.

20. BANKRUPTCY OR INSOLVENCY.

     a. In the event of the filing or commencement of any proceeding by of against Tenant under the Bankruptcy Code, the duly appointed Trustee, subject to Court approval, shall have the right to assume this Lease if the Trustee shall
(i) cure any default or provide adequate assurance that the Trustee will promptly cure such default; (ii) compensate or provide adequate assurance that the Trustee will promptly compensate the Landlord for any actual loss resulting from such default; and (iii) provide adequate assurance of future performance of the covenants, agreements and obligations of Tenant under the terms of this Lease.

     b. The failure by the Trustee to assume or reject this Lease  within  sixty
(60) days after the order for relief (in a Chapter 7), or within sixty (60) days of confirmation of a plan (Chapter 11), shall, at Landlord's option, be deemed a rejection.

21. DEFAULT.

     a. The default on the part of Tenant shall exist under this Lease when:

     (1) Tenant fails to pay any monetary sum due hereunder, including without limitation, Rent or any other charges as and when due, and such failure continues for ten (10) days; provided, however, if a monetary sum is not paid when due one (1) time in any Lease Year, Landlord shall notify Tenant of such failure and Tenant shall have ten (10) days from the date of notice to cure such default. This is the only notice which Landlord will provide and is obligated to provide, and if a second failure occurs in any Lease Year, no notice shall be required, and the same is waived by Tenant to the fullest extent allowed by law;

     (2) Tenant fails to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant and such failure continues for fifteen (15) days after written notice thereof by Landlord to Tenant; provided if such default cannot reasonably be cured within fifteen (15) days, then Tenant shall have additional time to cure such default as is reasonable and necessary, but in no event greater than forty-five (45) days from the date of written notice; provided further that (i) Tenant requests such additional time in writing before the expiration of the fifteen (15) day period and (ii) Tenant diligently, continuously and in good faith prosecutes the cure of such default;

     (3) Tenant vacates or abandons the Premises for more than thirty (30) days, except as otherwise provided in Paragraph 23; or

     (4) A general assignment by Tenant for the benefit of creditors occurs or the filing by or against Tenant of any proceeding under any insolvency or bankruptcy law occurs, or the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within twenty (20) days thereof for the purpose of effecting a moratorium upon or composition of its debts occurs within twenty (20) days.

     b. In the event of a default, Landlord may treat same as a breach of this Lease, and, in addition to any or all other rights or remedies of Landlord, and by the law provided and without being considered an election of remedies, Landlord shall have the option without further notice or demand.(i) to declare the Term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or (ii) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals, and any other charges which have become payable or which may thereafter become payable; or (iii) even though Landlord may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Landlord shall have the right to change any locks to the Premises, without notice to Tenant, and Landlord shall have no obligation to provide any notice of the changing of the locks or regarding the payment of delinquent Rent as provided by the Texas Property Code. Tenant waives any and all notices provided for in the Texas Property Code to the extent allowed by law.

     c. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action in unlawful detainer, or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that Landlord has so elected to terminate this Lease. The service by Landlord of any notice pursuant to the unlawful detainer statutes of the state where the Premises are situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

     d. Should Landlord elect to terminate this Lease, Landlord may recover from Tenant as damages: (i) the worth at the time of award of judgment of the unpaid rent which had been earned at the time of termination; plus (ii) the worth at the time of award of judgment of the amount by which the unpaid rent for the balance of the term of the Lease exceeds the fair rental value of the Premises; plus (iii) any other amount necessary to compensate Landlord for all damages caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any reasonable costs or expenses incurred by Landlord in, (a) retaking possession of the Premises, including reasonable attorney's fees therefor, (b) maintaining or preserving the Premises, (c) preparing the Premises for reletting to a new lessee, including repairs or alterations to the Premises for such reletting, (d) leasing commissions, and (e) any other reasonable costs necessary or appropriate to relet the Premises; plus (iv) such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state where the Premises are situated.

     e. Efforts by the Landlord to mitigate the damages caused by the Tenant's breach of the Lease do not waive the Landlord's right to recover damages.

     f. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall remain in effect for so long as Landlord does not terminate the Lease, and the Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. The following do not constitute a termination of Tenant's right to possession: (i) acts of maintenance or preservation; (ii) efforts to relet the Premises; or (iii) the appointment of a receiver on initiation by Landlord to protect its interest under this Lease. Should Landlord relet the Premises on account of the Tenant, the Landlord shall not be obligated to terminate this Lease, and in addition to such other relief as may be allowed by law, Landlord may recover from Tenant the past due Rent and unpaid Rent for the balance of the Term of the Lease, less the amount of rent collected under the reletting of the Premises, plus (iii) any other reasonable amount incurred by Landlord in retaking or reletting the Premises, including but not limited to, any reasonable costs or expenses incurred by Landlord and any costs or expenses incurred by Landlord in, (a) retaking possession of the Premises, including reasonable attorney's fees therefor, (b) maintaining or preserving the Premises, (c) preparing the Premises for reletting to a new lessee, including repairs or alterations to the Premises for such reletting, (d) leasing commissions, and (e) any other reasonable costs necessary or appropriate to relet the Premises. Landlord shall have no obligation or duty to Tenant to relet the Premises.

     g. The rights of Landlord are not exclusive and shall be cumulative to all other rights or remedies now or hereafter given to Landlord by law or by the terms of this Lease. Nothing herein affects the right of Landlord to equitable relief where such relief is appropriate, The bringing of an action as described herein does not affect Landlord's right to bring a separate action for relief on termination, or in equity but no relief shall be requested and no damages shall be recovered in the subsequent action for any detriment for which a claim for damages was made and determined on the merits in the previous action.

     h. In the event of default, all of Tenant's furniture, equipment, and other personal property shall remain on the Premises and in that event, and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use same, rent free, until all defaults are cured or, at its option, at any time during the term of this Lease (and after a default), to require Tenant to remove same.

22. CONDEMNATION.

     a. If forty percent (40%) or more of the rentable area of the Premises shall be acquired or condemned by power of condemnation or eminent domain, or be sold in lieu thereof, then Landlord or Tenant, by written notice given within sixty (60) days after notice of such taking or acquisition, may terminate this Lease effective on the date that title vests in the condemning authority. Tenant shall pay all Rent, additional rentals and all other charges and expenses as shall be prorated and payable to the date of such termination, and Tenant shall promptly vacate the Premises. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     b. If all or any portion of the Premises shall be acquired by authority of any governmental authority pursuant to the exercise of its power of eminent domain or by deed in lieu thereof and the Lease is not terminated then, commencing on the date of such acquisition, the Rent provided shall be reduced in the same proportion that the fair rental value of the Premises immediately after such acquisition and any restoration agreed to be performed by the parties hereto bears to the fair rental value of the Premises immediately prior to such acquisition. In addition, if Tenant shall restore the remaining portion of the Premises to as close to its previously existing condition as possible, then Tenant shall first be entitled to recover its expenses incurred in such restoration out of any such award and the balance shall be allocated to Landlord, as aforesaid. The plans for such restoration, together with the cost to be incurred by Tenant must be approved in writing by Landlord prior to commencing any work. If the parties are unable to agree on such fair rental values within ninety (90) days after the date of such acquisition, the same shall be determined by appraisal. Until the new Rent shall have been determined, Tenant shall continue to pay Rent at the rate in effect immediately prior to such acquisition and upon such determination, an appropriate adjustment shall be made.

     C. If the parties do not agree upon any fair rental value then Landlord shall within ten (10) days provide Tenant with the name of three (3) appraisers. Tenant shall within ten (10) days select one of the named appraisers, who shall determine the fair rental value. All appraisers appointed shall be licensed by the State of Texas, shall be members of the Appraisal Institute and shall be qualified by experience and ability to determine the foregoing fair rental value and the fees and other costs shall be shared equally by both Landlord and Tenant.

23. TENANT'S CONDUCT OF BUSINESS.

     a. Tenant shall continuously and uninterruptedly from and after its initial opening for business, operate and conduct within the Premises the business which it is permitted to operate and conduct under the provisions hereof, except for customary national, state or local holidays and vacation time in the ordinary course of business, or while the Premises are untenantable by reason of fire or other casualty or repair or restoration approved by Landlord. Tenant will keep the Premises in a neat, clean and orderly condition. Tenant shall have the right from time-to-time to close the business for the purpose of making repairs, maintenance, or for remodeling, which in any event shall be promptly completed in a good and workmanlike manner. In no event shall a closing for such purpose exceed ninety (90) days without Tenant requesting the written consent of Landlord, and Landlord granting such consent. Landlord's consent shall not be unreasonably withheld.

     b. At any time following expiration of five (5) years from the Effective Date, Tenant may close the business with the consent of Landlord, which consent shall not be unreasonably withheld, where Tenant is and continues paying Rent as agreed, and maintains the Premises without deterioration, including keeping electricity, heating and cooling at temperatures as if occupying the Premises, maintains and monitors the landscaping, continues to light the Premises to prevent vandalism and diligently and continually pursues the subletting or assignment of this Lease. Any closing hereunder shall not in any event exceed ninety (90) days without the written consent of Landlord. If Tenant requires additional time, but in no event greater than one hundred eighty (180) days in total, Tenant may request such additional time in writing from Landlord, and Landlord's consent shall not be unreasonably withheld. Prior to closing the business under this provision, Tenant must notify Landlord of its intent to do so; set forth in writing the steps which will be taken to assure that no deterioration of the building and improvements will occur, and must provide written evidence that such closing does not affect the insurance coverage and provide vacant building coverage satisfactory to Landlord. Such notice shall further detail the efforts Tenant will undertake to sublease or assign this Lease. Notwithstanding anything to the contrary, in the event Tenant notifies Landlord of its intention to close the business, Landlord may elect, at its option to terminate this Lease without penalty at any time following such notice. Termination, in such event shall be effective upon the date set forth in the notice of election to terminate. The obligations of each party shall end upon such termination. At the option of Landlord, if Tenant elects to close the business under this provision, the rights of Tenant to the Option Terms shall be null, void and of no further force and effect.

24. ASSIGNMENT.

     a. Tenant shall not have the right to assign this Lease, or its rights hereunder, or to sublet all or any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. In the event Landlord consents to an assignment or sublease, without implying any obligation to do so, Tenant shall remain liable for the prompt payment of all Rent required to be paid hereunder and for the performance of all the terms, covenants and conditions herein. No assignment or sublease shall alter, affect or modify any of the rights of Landlord under this Lease. At the option of Landlord, if Tenant shall sublease or assign this Lease (other than the initial sublease), the rights of Tenant to the Option Terms shall be null, void and of no further force and effect.

     b. Tenant may mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises to any financial institution advancing purchase-money financing for Tenant's operations on the Premises; provided, however, that in the event of a foreclosure of the interest of such financial institution, the Premises may be used only in the manner permitted by this Lease.

25. NOTICES. Any and all notices or demands by or from Landlord to Tenant, or Tenant to Landlord shall be in writing. They shall be served either personally, via messenger or overnight carrier, or by certified mail. If served personally, service shall be conclusively deemed made at the time of service. If served by certified mail, service shall be conclusively deemed made twenty-four (24) hours after deposit thereof in the United States mail, postage prepaid.

Any notice or demand to Landlord may be given unto it at:
          Nancy Glass West
          2315 Briarwood
          San Antonio, Texas 78209

With copy to:
          S. Carl Friedsam
          Martin, Drought & Torres, Inc.
          NationsBank Plaza, Suite 2500
          300 Convent Street
          San Antonio, Texas 78205-3789

Any notice or demand to Tenant may be given unto it  at:
          Cluckcorp International, Inc.
          1250 N.E. Loop 410, Suite 335
          San Antonio, Texas 78209

With copy to:
          Douglas W. Becker
          Cauthorn, Hale, Homberger, Fuller,
          Sheehan & Becker, Incorporated
          700 North St. Mary's Street, Suite 620
          San Antonio, Texas 78205

     Said addresses may be changed from time to time by notice given in accordance with the provisions of this paragraph.

26. TERMINATION. On the last day, of the Term of this Lease or sooner termination, Tenant shall peaceably and quietly leave the Premises, and all Fixtures, all in good working order, condition and repair, damage by events or acts beyond the reasonable control of Tenant and permitted alterations excepted. The Premises shall be returned in a broom clean condition.

27. PERSONAL PROPERTY. All equipment, business and trade fixtures, furniture and other personal property used by Tenant in the Premises (but excluding Fixtures installed by Tenant) may be removed by Tenant at the expiration of this Lease if Tenant is not in default under the Lease. Tenant shall repair any damage to the building caused by such removal, to the satisfaction of Landlord, including painting or other repairs as Landlord may reasonably require. In the event that Tenant fails to remove its personal property at the expiration or sooner termination of this Lease, Tenant shall be deemed to have abandoned such personal property and Landlord shall be permitted to dispose of such personal property as it deems appropriate, In the event of a default, Tenant may not remove any furniture or other personal property (including tables, chairs, linen, flatware and other items of personal property) whatsoever. Tenant agrees that a portion of the consideration for this

Lease is this agreement and the understanding that in the event of a default the Premises could be let for restaurant purposes with such furniture and personal property.

28. HOLDING OVER. Tenant shall not continue to conduct its business at the Premises after the last day of the term here created. Any holding over shall be at a rate equal to two (2) times the Rent otherwise payable hereunder. If Tenant notifies Landlord in writing within the sixty (60) day period prior to the end of the Second Option Term that Tenant wants to negotiate an extension of this Lease, and the parties are under good faith negotiations, then for a period of up to sixty (60) days after the end of the term, no holdover rent will be paid, but instead Rent shall continue for such sixty (60) days at the Rent otherwise payable under this Lease.

29. HAZARDOUS SUBSTANCES.

     a. Tenant shall not cause or permit to occur (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, o r about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any hazardous substances on, under, or about the premises.

     b. Tenant shall comply with all laws regulating the use, generation, storage, transportation, or disposal of hazardous substances.

     c. If Tenant fails to fulfill any duty imposed under this provision, then Landlord may take whatever actions are necessary to correct the situation, and Tenant shall reimburse Landlord for all costs associated therewith (including reasonable attorney's fees and reasonable consulting fees).

     d. Tenant shall indemnity, defend, and hold harmless the Landlord from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith arising out of or in any way connected with any deposit, spill, discharge, or other release of hazardous substances that occurs during the Term of this Lease.

30. LEASING COMMISSION. Landlord is acting as her own agent. Tenant represents to Landlord that it has dealt with no broker or other person entitled to a fee or commission on this Lease other than Michael Gulley, of Hardy & Company ("Broker"). Landlord agrees to pay Broker a commission equal to three percent (3%) of the Rents for the Primary Term, payable one-half (1/2) upon the expiration of the Contingency Date if Tenant has not terminated this Lease, and one-fourth (1/4) upon the expiration of the first and second lease years, thereafter.

31. MISCELLANEOUS PROVISIONS.

     a. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times upon twenty-four (24) hours notice to Tenant for the purpose of inspecting the same.

     b. Nothing contained in this Lease shall be deemed or construed by the parties hereto, or any third party, to create the relationship of principal and agent, or of partnership or of joint venture, or of trustee and beneficiary, or of any other association between the parties hereto and neither the method of payment of any monies hereunder, nor any other provisions in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship set forth hereinabove.

     c. No waiver of default by the party or parties hereunder shall be implied from any omission by a party or parties to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Lease by a party or parties shall not be deemed to waive or render unnecessary the consent to or approval of said party or par-ties of any subsequent or similar acts by a party or parties.

     d. The language in all parts of this Lease shall be in all cases construed simple according to its fair meaning.

     e. This Lease may be executed in any number of counterparts, each of which so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one Lease.

     f This Lease shall be construed according to the laws of the State in which the Premises are located.

     g. Time is of the essence of this Lease.

     h. Should any portion of this Lease be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Lease and shall not affect the remainder thereof

     i. It is expressly understood that this Lease contains all terms, covenants, conditions and agreements between the parties hereto relating to the subject matter of this Lease, and that no prior agreements or understandings, either oral or written, pertaining to the same, shall be valid or of any force or effect, and that the terms, covenants, conditions and provisions of this Lease cannot be altered, changed, modified or added to except in writing by all the parties hereto.

     j. Should any party or parties hereto institute any action or proceeding in Court or by arbitration to enforce any provision or provisions hereof, or for damages by reason of any default under this Lease, or for a declaration of such party's or parties' rights or obligations hereunder, or for any other judicial remedies, the prevailing party or parties shall be entitled to receive from the losing party or parties such amount as the Court may find to be actual attorney's fees and costs incurred for the services rendered the party or parties prevailing in any such action or proceeding or on appeal therefrom. In the event Landlord employs the services of counsel, without regard to the commencement of any action, resorting from Tenant's failure to strictly comply with all of the terms, covenants and conditions hereof, all attorney's fees incurred by Landlord shall be payable by Tenant to Landlord upon demand.

     k. This Lease shall be binding upon and inure to the benefit of the personal and legal representatives, successors and assigns of the parties.

     l. Force Majeure. The time for the completion of construction of improvements pursuant to Paragraph 7c and repairs pursuant to Paragraph 12 shall be deemed extended by time lost due to delays resulting from acts of God, strikes, unavailability of materials, civil riots, floods, other unusually inclement weather (but not including seasonally inclement weather), national or labor restrictions by governmental authority, and any other cause not within the control of Tenant, as the case may be, but in no event greater than as set forth therein.

     m. Warranties, Guarantees. Landlord hereby permits Tenant to retain, during the term of this Lease, all warranties and guarantees pertaining to Improvements and equipment erected or installed upon the Premises. In the event of termination of this Lease when any warranties or guarantees are still applicable, Tenant hereby assigns to Landlord effective as of the date of termination of all such warranties and guarantees pertaining to the Improvements (including, without limitation, all heating and air conditioning equipment installed upon the Premises, but not including Tenant's kitchen equipment, furniture or inventory).

     n. Subordination, Non-Disturbance. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing upon the Premises and to any renewals and extensions thereof, provided that Tenant and holder of said mortgage, deed of trust or other lien now or hereafter existing shall have executed and delivered a non-disturbance agreement reasonably acceptable to said lienholder and Tenant. Tenant further agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease, Landlord is hereby irrevocably vested with full power and authority to, upon execution of a non-disturbance agreement as set forth above, subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises, and Tenant agrees upon demand to execute such further instruments subordinating the Lease upon the express condition that this Lease shall be recognized by the mortgagee by the execution of a non-disturbance agreement acceptable to Tenant and mortgagee, and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord's interest in the Premises of which Tenant has been given written notice, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

The parties hereto have executed this Lease on the date of execution by both of the parties.

EXECUTED this 20th day of January, 1997.

LANDLORD:
/s/ NANCY GLASS WEST
--------------------
NANCY GLASS WEST
Date: 1-20-97

TENANT:

CLUCKCORP INTERNATIONAL, INC.

BY: /s/ Steves Rosser
---------------------
NAME: Steves Rosser
TITLE: V.P. Development
Date: 1-17-97

                                  EXHIBIT "A"


All of Lots 1, 2 and 3, and the West 25 feet of Lot 4, all in Block 3, COUNTRY CLUB HEIGHTS, situated within the corporate limits of the City of Alamo Heights, Bexar County, Texas, according to plat thereof recorded in Volume 368, Page 359, Deed and Plat Records of Bexar County, Texas, and being the same property conveyed to the assured by deed dated December 3, 1963, from Helen K. Bridgman, et al., filed for record in the office of the county clerk of Bexar County, on December 12, 1963.